As filed with the Securities and Exchange Commission on August 17, 2000
                                        Registration Statement No. 333-_______

==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    -------

                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                    -------

                        FLEET MORTGAGE SECURITIES CORP.
            (Exact name of registrant as specified in its charter)
Delaware                                                       571103045
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)
                               1333 Main Street
                        Columbia, South Carolina 29201
                                (803) 929-7900
                  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   --------

      Randal D. Shields, Esq., Senior Vice President and General Counsel
                               1333 Main Street
                        Columbia, South Carolina 29201
                                (803) 929-7900
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                                    -------

                                With a copy to:
               Dale W. Lum, Esq.                   Siegfried P. Knopf, Esq.
               Brown & Wood LLP                        Brown & Wood LLP
               555 California Street               One World Trade Center
        San Francisco, California 94104            New York, New York 10048
               (415) 772-1200                          (212) 839-5300


         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE
===========================================================================================================================

                                                                  Proposed            Proposed
                                             Amount               Maximum              Maximum             Amount of
              Title of                        to be           Aggregate Price         Aggregate          Registration
     Securities to Be Registered           Registered            Per Unit*         Offering Price*            Fee
---------------------------------------------------------------------------------------------------------------------------

Mortgage Pass-Through Certificates...   $292,617,727               100%           $292,617,727(1)        $91,394(2)
===========================================================================================================================

         * Estimated for the purpose of calculating the registration fee.
(1) $291,617,727 aggregate principal amount of securities registered under registration No. 33-42848 referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $91,130 in connection with such unsold amount of securities was paid previously under the foregoing registration statement.
(2)      Previously paid to the extent noted above.

         Pursuant to Rule 429 and Rule 414, the prospectus and form of prospectus supplement contained in this Registration Statement also relate to, and this Registration Statement constitutes a post-effective amendment to, Registration Statement No.33-42848, which was filed on September 8, 1991 on Form S-11, by Fleet Mortgage Securities, Inc., as a result of a merger of Fleet Mortgage Securities, Inc. into the Registrant. The Registrant expressly adopts Registration Statement No.33-42848 as its own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective upon such date as the Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================

Information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                         Preliminary, Subject to Change, Dated August 17, 2000

PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 2000)

                                  $___________
                                 (Approximate)
                        FLEET MORTGAGE SECURITIES CORP.
                                   Depositor


                          FLEET MORTGAGE GROUP, INC.
                          Seller and Master Servicer

                    _____ Mortgage Pass-Through Trust _____
                                    Issuer
             Distributions payable monthly, beginning _____, 2000


                                    ---------


The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

-------------------------------------------------------------------------------------------------------------------------
                        Initial Class            Pass-Through                          Initial Class       Pass-Through
                        Certificate Balance         Rate                           Certificate Balance         Rate
Class A-1               $                                 %          Class M       $                            %
Class PO                $                                 %          Class B-1     $                            %
Class X                 $                                 %          Class B-2     $                            %
Class A-R               $                                 %

---------------------------
Consider carefully
the risk factors
beginning on
page S-6 in this
prospectus
supplement and on
page 7 in the
prospectus.

---------------------------

     The class PO certificates are principal only certificates, and the class X certificates are interest only notional amount certificates. The pass-through rate for the class X certificates is calculated as described under "Description of the Certificates--Interest".

     The assets of the trust will consist primarily of a pool of [30-year] conventional [fixed-rate] mortgage loans secured by first liens on one- to four-family residential properties.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                   ---------

_____, 2000

                               Table of Contents

                                                                                                               Page
                                                                                                               ----


Summary.........................................................................................................S-3

Offered Certificates............................................................................................S-3

Risk Factors....................................................................................................S-6

The Mortgage Pool..............................................................................................S-10

Servicing of Mortgage Loans....................................................................................S-21

Description of the Certificates................................................................................S-24

Yield, Prepayment and Maturity Considerations..................................................................S-40

Credit Enhancement.............................................................................................S-50

Use of Proceeds................................................................................................S-52

Material Federal Income Tax Consequences.......................................................................S-52

ERISA Considerations...........................................................................................S-53

Method of Distribution.........................................................................................S-55

Legal Matters..................................................................................................S-56

Ratings........................................................................................................S-56













The Glossary on page S-58 contains definitions of the capitalized terms used in this prospectus supplement.

                                    Summary

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

                             Offered Certificates

_____ Mortgage Pass-Through Trust _____ will issue ten classes of certificates, seven of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support both the offered certificates and other classes of certificates will consist of a pool of mortgage loans with a principal balance of approximately $_____ as of _____, 2000. The mortgage loans will consist primarily of [30-year] conventional [fixed-rate] mortgage loans secured by first liens on one-to four-family residential properties.

The following chart lists some of the characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by [ ] and by [ ].

               [ ]     [     ]
 Class        Rating   Rating       Type
 -----        ------   ------       ----
Class                              Senior
A-1
Class                              Senior/Principal
PO                                 Only
Class                              Senior/Notional
X                                  Amount/Interest
                                   Only
Class                              Senior/Residual
A-R
M                                  Subordinate
Class                              Subordinate
B-1
Class                              Subordinate
B-2

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings".

See "Description of the Certificates-General" and "--Book-Entry Certificates" in this prospectus supplement and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus.

Cut-off Date

_____, 2000

Closing Date

On or about _____, 2000

Depositor

Fleet Mortgage Securities Corp. is a subsidiary of Fleet Mortgage Group, Inc. Its address is 1333 Main Street, Columbia, South Carolina 29201, and its telephone number is (803) 929-7900.

Seller and Master Servicer

Fleet Mortgage Group, Inc.

Trustee

---------------

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for _____, 2000.

Interest Payments

Interest will accrue at the rate specified on the cover page or described in this prospectus supplement on each interest bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months. The interest accrual period for the interest bearing classes of certificates for any distribution date will be the calendar month before the distribution date.

See "Description of the Certificates--Interest".

Principal Payments

Principal will be paid on each class of certificates entitled to receive principal payments on the 25th day of each month as described in this prospectus supplement beginning at page [S-31].

See "Descriptions of the Certificates--Principal" in this prospectus supplement.

Optional Termination

The master servicer may purchase all of the remaining assets of the trust after the principal balance of the mortgage loans and real estate owned by the trust declines below 10% of the principal balance of the mortgage loans on _____, 2000.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

                         Collection Account; Priority
                               of Distributions

On each distribution date amounts available in the trust to make distributions on the certificates will be applied in the following order of priority:

(1)  to interest on the interest bearing classes of senior certificates;

(2) to principal of the classes of senior certificates in the manner, order and priority described under "Description of the Certificates--Principal";

(3) to any deferred amounts payable on the class PO certificates, as described under "Description of the Certificates--Principal"; and

(4) to interest on and then principal of each class of subordinated certificates, in order of their numerical class designations, beginning with the class M certificates, as described under "Description of the Certificates--Principal".

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

                              Credit Enhancement

The issuance of senior certificates and subordinated certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination

The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this prospectus supplement, the class M certificates will have payment priority over the class B-1 and B-2 certificates, and the class B-1 certificates will have a payment priority over the class B-2 certificates. The class B-3, class B-4 and class B-5 certificates, which are not being offered to the public, are also subordinated to all of the other certificates, in that order, with the class B-5 certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates. However, some losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each class of certificates, other than the class X and class PO certificates, instead of first being allocated to the subordinated certificates.

See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordination".

                                  Tax Status

The trust will elect to be treated, for federal income tax purposes, as a real estate mortgage investment conduit. The classes of certificates that are designated as the regular certificates will constitute regular interests in the REMIC. The class A-R certificates will represent the sole class of residual interests in the REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                             ERISA Considerations

The class A-1 certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                               Legal Investment

The senior certificates and the class M certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The class B-1 and class B-2 certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

                                 Risk Factors

o The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 7 in the prospectus.

Your yield will be affected   Borrowers may, at their option, prepay their
by prepayments                mortgage loans in whole or in part at any time.
                              We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

                              The rate and timing of prepayment of the mortgage loans will affect the yields to maturity and weighted average lives of the certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                              o   If you purchase principal only
                                  certificates or you purchase your
                                  certificates at a discount and
                                  principal is repaid slower than
                                  you anticipate, then your yield
                                  may be lower than you anticipate.

                              o   If you purchase interest only
                                  certificates or you purchase your
                                  certificates at a premium and
                                  principal is repaid faster than
                                  you anticipate, then your yield
                                  may be lower than you anticipate.

                              o   If you purchase interest only
                                  certificates and principal is
                                  repaid faster than you anticipate,
                                  you may lose your initial
                                  investment.

                              See "Yield, Prepayment and Maturity
                              Considerations" for a description of
                              factors that may influence the rate and
                              timing of prepayments on the mortgage
                              loans.

Your yield will be affected   The timing of principal payments on the
by how distributions are      certificates will be affected by a number of
allocated to the              factors, including:
certificates
                              o   the extent of prepayments on the mortgage
                                  loans,

                              o how payments of principal are allocated among the classes of certificates as specified on page [S-31],

                              o whether the master servicer exercises its right, in its sole discretion, to terminate the trust fund,

                              o the rate and timing of payment defaults and losses on the mortgage loans, and

                              o repurchases of mortgage loans for material breaches of representations and warranties.

                              Since distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the trust is terminated.

                              See "Description of the Certificates--
                              Principal," and "--Optional Termination" for a description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool-- Assignment of the Mortgage Loans" for more information regarding the repurchase or substitution of mortgage loans.

Credit enhancement may        The certificates are not insured by any financial
not be sufficient to protect  guaranty insurance policy.  The subordination
senior certificates from      features are intended to enhance the likelihood
losses                        that senior certificates will receive
                              regular payments of interest and principal.

                              Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses to subordinated classes in the inverse order of their priority of payment. This form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes. Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided. Except as described below, realized losses are allocated to the subordinated certificates in the reverse order of their priority of payment, beginning with the subordinated certificates then outstanding with the lowest payment priority, until the principal amount of each class of subordinated certificates has been reduced to zero. Accordingly, if the aggregate principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated pro rata to each class of certificates, other than the class PO and class X certificates), even if the principal balance of each subordinated class has not been reduced to zero. Among the subordinated certificates the class M certificates are the least subordinated, that is, they have the highest payment priority. Then come the class B-1, class B-2, class B-3, class B-4 and class B-5 certificates, in that order.

                              See "Credit Enhancement--Subordination".

Certificates may not be       The offered certificates may not be an
appropriate for some          appropriate investment for investors who do not
investors                     have sufficient resources or expertise to
                              evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                              o    The yield to maturity of offered
                                   certificates purchased at a price
                                   other than par will be sensitive
                                   to the uncertain rate and timing
                                   of principal prepayments on the
                                   mortgage loans,

                              o    The rate of principal
                                   distributions on and the weighted
                                   average lives of the offered
                                   certificates will be sensitive to
                                   the uncertain rate and timing of
                                   principal prepayments on the
                                   mortgage loans and the priority of
                                   principal distributions among the
                                   classes of certificates.
                                   Accordingly, the offered
                                   certificates may be an
                                   inappropriate investment if you
                                   require a distribution of a
                                   particular amount of principal on
                                   a specific date or an otherwise
                                   predictable stream of
                                   distributions,

                              o    You may not be able to reinvest
                                   distributions on an offered
                                   certificate, which, in general,
                                   are expected to be greater during
                                   periods of relatively low interest
                                   rates, at a rate at least as high
                                   as the pass-through rate
                                   applicable to your certificate or

                              o    A secondary market for the offered
                                   certificates may not develop or
                                   provide certificateholders with
                                   liquidity of investment.

The return on the             One risk associated with investing in
certificates may be           mortgage-backed securities is created by
particularly sensitive to     any concentration of the related properties in
changes in real estate        one or more specific geographic regions.
markets in specific regions   Approximately [__%] of the mortgage loans are
                              located in the State of [_________]. If the regional economy or housing market weakens in [__________], or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency resulting in losses. A region's economic condition and housing market may be adversely affected by hazards which may not be insured or fully insured, such as earthquakes, floods, mudslides and other natural disasters.

You may have difficulty       No market for any of the certificates will exist
reselling certificates        before they are issued.  The underwriter intends
                              to make a secondary market in the classes of certificates purchased by it, but has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                              The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment risk, credit risk, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                              See "Risk Factors--Nature of Mortgages" in the prospectus.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may", "will", "should", "expects", "believes", "anticipates", "estimates", or other comparable words. Forward-looking statements are affected by a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

General

         The depositor, Fleet Mortgage Securities Corp., will purchase the mortgage loans in the mortgage pool from _____ pursuant to a pooling and servicing agreement dated as of the cut-off date among Fleet Mortgage Group, Inc., as seller and master servicer, the depositor and _____, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of the holders of the certificates.

         Under the pooling and servicing agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and the characteristics of the mortgage loans and, having regard to the limitations described under "--Assignment of the Mortgage Loans", will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in the representations, warranties and covenants, including the seller's repurchase or substitution obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. Fleet Mortgage Group, Inc. is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligation described above. The obligations of Fleet Mortgage Group, Inc., as master servicer, with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

         Information with respect to the mortgage loans expected to be included in the mortgage pool is set forth under this heading. Before the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, but some characteristics of the mortgage loans in the mortgage pool may vary. Unless otherwise indicated, information presented in this prospectus supplement expressed as a percentage, other than rates of interest, are approximate percentages based on the stated principal balances of the mortgage loans as of the cut-off date.

         As of the cut-off date, the aggregate of the stated principal balances of the mortgage loans is expected to be approximately $_____, which is referred to as the cut-off date pool principal balance. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the mortgage loans provide that payments are due on the due date, being the first day of each month. At origination, substantially all of the mortgage loans had stated terms to maturity of ___ years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

         Each mortgage loan was originated on or after _____, 2000.

         The latest stated maturity date of any mortgage loan is _______. The earliest stated maturity date of any mortgage loan is ______.

         As of the cut-off date, no mortgage loan was delinquent more than 30 days.

         ________ mortgage loan[s] will be subject to [a] buydown agreement[s].
______ mortgage loan[s] provide[s] for deferred interest or negative amortization.

         No mortgage loan has a loan-to-value ratio at origination of more than ___%. Generally, each mortgage loan with a loan-to-value ratio at origination of greater than ___% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified percentage is either ___% for loan-to-value ratios between ___% and ___%, ___% for loan-to-value ratios between ___% and ___% and ___% for loan-to-value ratios between ___% and ___%. With respect to ___ mortgage loans, the lender, rather than the borrower, acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage loans covered by mortgage insurance, no primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law or after the date on which the related loan-to-value ratio is ___% or less or, based on a new appraisal, the principal balance of the mortgage loan represents ___% or less of the new appraised value. The primary mortgage insurance policy will be maintained on the lender acquired mortgage loans covered by mortgage insurance, for so long as mortgage insurance may be required by applicable law.

         The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

         o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

         o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to _____'s streamlined documentation program as described under "--Underwriting Process".

With respect to mortgage loans originated pursuant to the streamlined documentation program

         o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was ___% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced or

         o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than _____%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan. See "--Underwriting Process".

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

         The following table sets forth information, as of the cut-off date, as to the mortgage loans. Other than with respect to rates of interest, approximate percentages are stated by stated principal balance of the mortgage loans as of the cut-off date and have been rounded in order to total 100%.


                Mortgage Rates
                                 Number of        Aggregate
                                 Mortgage      Principal Balance   Percent of
     Mortgage Rates (%)           Loans          Outstanding      Mortgage Pool
    ------------------          ----------      ----------------  -------------



----------------

         The lender acquired mortgage loans covered by mortgage insurance are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans as so adjusted is expected to be approximately ____%. Without the adjustment, the weighted average mortgage rate of the mortgage loans is expected to be approximately ____% per annum.


                                             Original Loan-to-Value Ratios

                 Original Loan-to-Value                        Number of      Aggregate Principal      Percent of
                        Ratios(%)                           Mortgage Loans    Balance Outstanding     Mortgage Pool
------------------------------------------------        ------------------    -------------------     -------------

50.00 and below.......................................
50.01 to 55.00........................................
55.01 to 60.00........................................
60.01 to 65.00........................................
65.01 to 70.00........................................
70.01 to 75.00........................................
75.01 to 80.00........................................
80.01 to 85.00........................................
85.01 to 90.00........................................
90.01 to 95.00........................................
         Total........................................   ------------------   -------------------      ----------------


                                                         ==================   ====================     ================


         The weighted average original loan-to-value ratio of the mortgage loans is expected to be approximately ___%.

                Geographic Distribution of Mortgaged Properties

                                                               Number of      Aggregate Principal      Percent of
                           State                            Mortgage Loans    Balance Outstanding     Mortgage Pool
                           -----                            --------------    -------------------     -------------

----------............................................
----------............................................
----------............................................
----------............................................
----------............................................
----------............................................
----------............................................
----------............................................
Other - less than 2%..................................      --------------    -------------------     ------------
         Total........................................      ==============    ===================     ============




         The Other row in the preceding table includes ___ other states with under 2% concentrations individually. No more than approximately ____ of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                           Purpose of Mortgage Loans

                                                               Number of      Aggregate Principal      Percent of
                      Loan Purpose                          Mortgage Loans    Balance Outstanding     Mortgage Pool
                      ------------                          --------------    -------------------     --------------

Purchase..............................................
Refinance - rate/term.................................
Refinance - cash out..................................
         Total........................................

                                                            ==============   =====================    ==============



                   Current Mortgage Loan Principal Balances

                                                               Number of      Aggregate Principal      Percent of
              Current Mortgage Loan Amounts                 Mortgage Loans    Balance Outstanding     Mortgage Pool
------------------------------------------------------      ---------------   -------------------     -------------

$50,001 - $100,000....................................
$100,001 - $150,000...................................
$150,001 - $200,000...................................
$200,001 - $250,000...................................
$250,001 - $300,000...................................
$300,001 - $350,000...................................
$350,001 - $400,000...................................
$400,001 - $450,000...................................
$450,001 - $500,000...................................
$500,001 - $550,000...................................
$550,001 - $600,000...................................
$600,001 - $650,000...................................
$650,001 - $700,000...................................
$700,001 - $750,000...................................
$750,001 - $1,000,000.................................
$1,000,001 - $1,500,000...............................     ---------------    -------------------     ------------
         Total........................................     ===============    ===================     =============

As of the Cut-off Date, the average current mortgage loan principal balance is expected to be approximately $______________.



                   Documentation Program for Mortgage Loans

                                                               Number of      Aggregate Principal      Percent of
                    Type of Program                         Mortgage Loans    Balance Outstanding     Mortgage Pool
                    ---------------                         --------------    -------------------     -------------

Full..................................................
Alternative...........................................
Limited...............................................
Stated income.........................................
Streamlined
         Total........................................      ==============    ===================     ==============






                                                             Types of Mortgaged Properties

                                                                   Number of           Aggregate
                                                                    Mortgage       Principal Balance      Percent of
                        Property Type                                Loans            Outstanding       Mortgage Pool
                        -------------                              ---------       ------------------   -------------




                                                                     Occupancy Types


                                                                   Number of      Aggregate Principal
                                                                    Mortgage            Balance           Percent of
                       Occupancy Types                               Loans            Outstanding       Mortgage Pool
                       ---------------                             ---------      --------------------  -------------







                                                             Remaining Terms to Maturity

                                                                   Number of      Aggregate Principal
                      Remaining Term to                             Mortgage            Balance           Percent of
                      Maturity (Months)                              Loans            Outstanding       Mortgage Pool
                     ------------------                            ---------      --------------------  -------------





----------------------

         As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in the preceding table is expected to be approximately _____ months.


Assignment of the Mortgage Loans

         Pursuant to the pooling and servicing agreement, the depositor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan and all right, title and interest in and to all other assets included in _____ Mortgage Pass-Through Trust _____, including all principal and interest received on or with respect to the mortgage loans, but not any principal and interest due on or before the cut-off date.

         In connection with the transfer and assignment of the mortgage loans to the trustee, the depositor will deliver or cause to be delivered to the trustee the mortgage file for each mortgage loan which shall include:

          o the original mortgage note endorsed without recourse in blank or a certificate signed by an officer of the master servicer certifying that the related original mortgage note has been lost;

          o the original or a certified copy of the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, which will be delivered to the trustee, or a custodian for the trustee, as soon as the same is available to the depositor);

          o    an assignment of the mortgage in blank in recordable form; and

          o if applicable, any riders or modifications to such mortgage note and mortgage.

         Assignments of the mortgage loans to the trustee (or its nominee) will not be recorded unless deemed necessary in connection with the foreclosure on a mortgage loan or other enforcement action. With respect to any mortgage that has been recorded in the name of the MERS(R) System or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         The trustee will review each mortgage file within 90 days of the closing date, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure the defect within 90 days of notice of the defect from the trustee, or within a longer period not to exceed 120 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan, referred to as a deleted mortgage loan, from the trust fund and substitute in its place another mortgage loan, referred to as a replacement mortgage loan. However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that this substitution will not disqualify the REMIC or result in a prohibited transaction tax under the tax code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

          o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than ___% less than, the stated principal balance of the deleted mortgage loan - the amount of any shortfall to be deposited by the seller in the certificate account and held for distribution to the certificateholders on the related distribution date,

          o have a mortgage rate not lower than, and not more than ___% per annum higher than, that of the deleted mortgage loan,

          o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

          o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan, and

          o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Underwriting Process

General

         All mortgage loans must meet credit, appraisal and underwriting standards acceptable to _____. _____'s underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Mortgage Loan Program--Underwriting Process" in the prospectus.

         Sometimes the underwriting analysis may be conducted for _____ by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the determination as to whether a mortgage loan complies with _____'s underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of _____. In addition, _____ may acquire mortgage loans from approved correspondent lenders under a program pursuant to which _____ delegates to the correspondent the obligation to underwrite the mortgage loans to _____'s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by _____ before acquisition of the mortgage loan and the correspondent represents that _____'s underwriting standards have been met. After purchasing mortgage loans under those circumstances, _____ conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including _____'s prior experience with the correspondent lender and the results of the quality control review process itself.

         _____'s underwriting standards are applied by or on behalf of _____ to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of:

          o the borrower's monthly housing expenses, including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance, to

          o the borrower's monthly gross income and the debt-to-income ratio, namely, the ratio of total monthly debt to the monthly gross income,

are within acceptable limits. If the prospective borrower has applied for an adjustable rate loan and the loan-to-value ratio is less than or equal to ___%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. If the loan-to-value ratio exceeds ___%, the interest component of the monthly housing expense calculation is based on the maximum possible interest rate payable in the second year of the mortgage loan. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including, but not limited to, the loan-to-value ratio, loan purpose, occupancy type, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to _____'s underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the full documentation loan program, each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the full documentation loan program, the information contained in the application relating to employment, income, assets or mortgages is verified.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates _____'s standard disclosure or verification requirements or both. _____ offers the following documentation programs as alternatives to its full documentation loan program:

          o    an alternative documentation loan program,

          o    a limited documentation loan program,

          o    a stated income documentation program, and

          o    a streamlined documentation loan program.

         _____ obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Adverse information in the credit report may be required to be explained by the prospective borrower depending on the significance of the derogatory information and/or FICO credit score.

         Except with respect to its streamlined documentation loan program, _____ obtains appraisals from independent appraisers or appraisal service providers for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect. Every independent appraisal or a summary report is underwritten by or on behalf of _____ underwriter before the loan is approved.

         _____ requires title insurance on all of its mortgage loans secured by first liens on real property. _____ also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to _____'s standard underwriting guidelines, which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, _____ uses underwriting guidelines featuring expanded criteria. The standard underwriting guidelines and the expanded underwriting guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         _____'s standard underwriting guidelines generally allow loan-to-value ratios at origination of up to __% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $_______, up to ___% for mortgage loans with original principal balances of up to $__________, up to ___% for mortgage loans with original principal balances of up to $_________, up to ___% for mortgage loans with original principal balances of up to $__________, up to ___% for mortgage loans with original principal balances of up to $__________ and up to ___% for mortgage loans with original principal balances of up to $_________.

         For cash out refinance mortgage loans with original principal balances of up to $_________, _____'s standard underwriting guidelines generally allow loan-to-value ratios at origination of up to ___%. The maximum cash-out amount permitted is $__________ and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by _____ if the borrower retains greater than ___% of the entire amount of the proceeds from the refinancing of the existing loan.

         Under its standard underwriting guidelines, _____ generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to ___% and a debt-to-income ratio based on the borrower's total monthly debt of up to ___%.

         In connection with the standard underwriting guidelines, _____ originates or acquires mortgage loans under the full documentation loan program, the alternative documentation loan program, the limited documentation loan program or the streamlined documentation loan program.

         The alternative documentation loan program permits a borrower to provide W-2 forms instead of employment verifications covering the most recent two years, permits bank statements in lieu of verification of deposits and permits three repository in-file credit reports instead of residential mortgage credit reports. Mortgage loans which have been originated under the alternative documentation loan program may be eligible for sale to Fannie Mae or Freddie Mac.

         Under the limited documentation loan program, some underwriting documentation concerning income and employment verification is waived. _____ obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum loan-to-value ratio, including secondary financing, ranges up to ___ maximum.

         The streamlined documentation loan program is available for borrowers who are refinancing an existing mortgage loan provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. [Under the streamlined documentation loan program, a new appraisal is obtained only if the original appraisal is twenty-four months or older. A re-certification of value or "drive-by" appraisal is required if the original appraisal report is less than twenty-four months old.] In addition, under the streamlined documentation loan program, a credit report, current paystub or most recent year's tax returns, in the case of a self-employed borrower, are required. Asset verification is required if funds are needed for closing. The maximum loan-to-value ratio under the streamlined documentation loan program ranges up to ____%.

         All of the mortgage loans in the mortgage pool were underwritten pursuant to _____'s standard underwriting guidelines.

Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the expanded underwriting guidelines may have higher loan-to-value ratios, higher loan amounts and different documentation requirements than those associated with the standard underwriting guidelines. The expanded underwriting guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the standard underwriting guidelines.

         _____'s expanded underwriting guidelines generally allow loan-to-value ratios at origination of up to ____% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $_________, up to ___% for mortgage loans with original principal balances of up to $__________, up to ___% for mortgage loans with original principal balances of up to $__________, up to ___% for mortgage loans with original principal balances of up to $_________, up to ___% for mortgage loans with original principal balances of up to $__________, up to ___% for mortgage loans with original principal balances of up to $__________ and up to ___% for mortgage loans with original principal balances of up to $_________.

         For cash-out refinance mortgage loans with original principal balances of up to $_______'s expanded underwriting guidelines generally allow loan-to-value ratios at origination of up to __%. The maximum cash-out amount permitted is $______ and is based in part on the original loan-to-value ratio of the related mortgage loan.

         Under its expanded underwriting guidelines, _____ generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to ___% and a debt-to-income ratio based on the borrower's total monthly debt of up to ___%; provided, however, that if the loan-to-value ratio exceeds ___%, the maximum permitted debt-to-income ratios are ___% and ___%, respectively.

         In connection with the expanded underwriting guidelines, _____ originates or acquires mortgage loans under the stated income documentation program.

         Under the stated income documentation program, underwriting documentation concerning income and employment verification is waived. ______ obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum loan-to-value ratio, including secondary financing, ranges up to ___% maximum.

                          Servicing of Mortgage Loans

General

         The master servicer will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The Master Servicer

         Fleet Mortgage Group, Inc. will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. The master servicer is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. It originates mortgage loans through a retail branch system, through a consumer direct telemarketing channel, and through mortgage loan brokers and correspondents nationwide. Its mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         As of _____, 2000, the master servicer provided servicing for approximately $_____ billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

         The principal executive offices of the master servicer are located at 1333 Main Street, Columbia, South Carolina 29201.

         The master servicer initially services substantially all of the mortgage loans it originates or acquires. In addition, it has purchased in bulk the rights to service mortgage loans originated by other lenders. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow or impound funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which the master servicer receives servicing fees. The master servicer has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. In addition, see "The Pooling and Servicing Agreement--Evidence as to Compliance" in the prospectus for a description of the annual servicing report and the report of the independent public accountants required to be provided by the master servicer under the pooling and servicing agreement.

Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, _____'s residential mortgage loan production for the periods indicated.



                                                               Year Ended ____________                   Period Ended
                                                 ---------------------------------------------------     ------------

                                                  1996           1997          1998           1999       _____, 2000
                                                  ----           ----          ----           ----       ------------
                                                      Dollar Amounts in Millions, Except Average Loan Balance

FHA/VA Loans
     Number of Loans
     Volume of Loans
Conventional Loans
     Number of Loans
     Volume of Loans
Other Loans
     Number of Loans
     Volume of Loans
Total Loans
     Number of Loans
     Volume of Loans
Average Loan Balance

Foreclosure, Delinquency and Loss Experience

         The delinquency and foreclosure experience on the portfolios of one- to four-family first mortgage loans serviced by the master servicer are set forth in the following table. The portfolio of mortgage loans serviced by the master servicer includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with stated maturities of 5 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the mortgage loans that are assets of the trust. There can be no assurance that the delinquency and foreclosure experience set forth below will be similar to the results that may be experienced with respect to the trust's mortgage loans.




                                                                               At ___________
                                                                    -------------------------------------  At May 31,
                                                                     1996       1997     1998      1999       1999
                                                                     ----       ----     ----      ----       ----
Delinquent Mortgage Loans and Pending Foreclosures at Period End:

       30-59 days
       60-89 days
       90 days or more - excluding pending foreclosures

               Total of delinquencies

Foreclosures pending

Total delinquencies and foreclosures pending


Servicing Compensation and Payment of Expenses

         The expense fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The expense fees will be _____% per annum of the stated principal balance of each mortgage loan. The expense fees consist of (a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement. The master servicing fee will be _____% per annum of the stated principal balance of each mortgage loan. The master servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "--Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans". The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment penalties, assumption fees and other similar charges [ancillary fees] and all reinvestment income earned on amounts on deposit in the certificate account and distribution account. The net mortgage rate of a mortgage loan is its mortgage rate, net of the interest premium charged by the related lenders for the lender acquired mortgage insurance mortgage loans, less the expense fees on the mortgage loan, expressed as a per annum percentage of its stated principal balance.

Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans

         When a mortgage loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the distribution date in the month following the month of receipt.

         Under the pooling and servicing agreement, the aggregate master servicing fee payable to the master servicer for any month will be reduced, but not below zero, by an amount sufficient to pass through to the trust on the distribution date 30 days' interest at the mortgage interest rate (less the master servicing fee rate) on the amount of each prepayment of a mortgage loan. Any shortfalls in interest as a result of prepayments in excess of the master servicing fee for a month will reduce the amount of interest available to be distributed to certificateholders from what would have been the case in the absence of prepayments. See "Description of Certificates - Interest" in this prospectus supplement.

Advances

         On or before each distribution date, the master servicer will be required to advance an amount equal to the aggregate of payments of principal and interest on the mortgage loans, net of the master servicing fee, which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. Advances by the master servicer will be made either from its own funds, from funds advanced by sub-servicers or from funds held in the certificate account for future distributions to certificateholders. The master servicer will make advances only to the extent they are, in the judgement of the master servicer, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. If advances are made by, or if reimbursements for prior advances are made to, the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the certificate account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. However, the master servicer will not repay the trust for any reimbursements to it on account of advances that it has determined are not ultimately recoverable from the mortgage loans with respect to which the advances were made.

         If the master servicer determines on any determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. The determination date is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the determination date in each month will be at least two business days before the related distribution date. Any failure by the master servicer to make an advance when required will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of it. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any the advance, in accordance with the terms of the pooling and servicing agreement.

                        Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of Fleet Mortgage Securities Corp., _____ or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series _____ will consist of:

          o senior certificates - class A-1, class PO, class X and class A-R certificates; and

          o subordinated certificates - class M, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates.

         Only the classes of certificates listed on the cover page are offered by this prospectus supplement. The class B-3, class B-4 and class B-5 certificates are not offered by this prospectus supplement. Their class certificate balances are expected to be approximately $_____, $_____ and $_____, respectively and their pass-through rates will be _____% per annum. The classes of offered certificates will have the respective initial class certificate balances or initial notional amount and pass-through rates set forth on the cover page or described in this prospectus supplement under "--Interest" below. The initial class certificate balances may vary in the aggregate by plus or minus 5%.

         The class certificate balance of any class of certificates as of any distribution date is the initial class certificate balance of the class reduced by the sum of:

          o all amounts previously distributed to holders of certificates of the class as payments of principal,

          o the amount of realized losses, including excess losses, allocated to the class, and

          o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its class certificate balance in respect of payments of class PO deferred amounts, as described under "--Allocation of Losses".

In addition, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class certificate balances of all classes of certificates, following all distributions and the allocation of realized losses on a distribution date, exceeds the pool principal balance as of the due date occurring in the month of the distribution date. The notional amount certificates do not have principal balances and are not entitled to any distributions in respect of principal of the mortgage loans.

         The notional amount of the class X certificates for any distribution date will be equal to the aggregate of the stated principal balances of the non-discount mortgage loans with respect to the distribution date. The initial notional amount of the class X certificates will be equal to the aggregate of the stated principal balance of the non-discount mortgage loans as of the cut-off date and is expected to be approximately $_____.

         The senior certificates will have an initial aggregate principal balance of approximately $_____ and will evidence in the aggregate an initial beneficial ownership interest of approximately _____% in the trust fund. The class M, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately _____%, _____%, _____%, _____%, _____% and _____%,
respectively, in the trust fund.

         The class A-R, class B-3, class B-4 and class B-5 certificates will be issued in fully registered certificated form. All of the remaining classes will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The class A-R certificates will be issued as a single certificate in a denomination of $100.

Book-Entry Certificates

         The class A-1, class PO, class X, class M, class B-1 and class B-2 certificates will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial class certificate balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $______ and integral multiples of $______ in excess of that. One investor of each class of book-entry certificates may hold a beneficial interest in them that is not an integral multiple of $______. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates--Book-Entry Certificates", no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates--Book-Entry Certificates" in the prospectus.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the master servicer will establish a certificate account, which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the certificate account all amounts required to be deposited in it, within two business days after receipt, or, on a daily basis, if the long-term credit rating of the master servicer has been reduced below the rating specified in the pooling and servicing, agreement. Funds credited to the certificate account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next distribution date. On or before the business day immediately preceding each distribution date, the master servicer will withdraw from the certificate account the amount of available funds and will deposit the available funds in the distribution account established and maintained with the trustee on behalf of the certificateholders.

Distributions

         Distributions on the certificates will be made by the trustee on each distribution date being the 25th day of each month or, if that day is not a business day, on the first business day after that day, commencing in _____, 2000, to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the distribution date.

         Distributions on each distribution date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds an interest only certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

         As more fully described in this prospectus supplement, distributions will be made on each distribution date from available funds in the following order of priority:

          o to interest on each interest bearing class of senior certificates,

          o to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and governed by the priorities set forth under "Description of the Certificates--Principal", in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the distribution date,

          o to any class PO deferred amounts with respect to the class PO certificates, but only from amounts that would otherwise be distributed on the distribution date as principal of the subordinated certificates, and

          o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the class M certificates, in each case having regard to the limitations set forth under "Description of the Certificates--Principal".

The available funds for any distribution date will be equal to the sum of:

          o all scheduled installments of interest, net of the related expense fees, and principal due on the due date in the month in which the distribution date occurs and received before the related determination date, together with any advances with respect to them,

          o all proceeds of any primary mortgage insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date, in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any,

          o all partial or full prepayments received during the related prepayment period, and

          o amounts received with respect to the distribution date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the seller or the master servicer as of the distribution date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Interest

         The classes of offered certificates will have the respective pass-through rates set forth on the cover page of this prospectus supplement or described below.

         The pass-through rate for the class X certificates for any distribution date will be equal to the excess of the average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of their stated principal balances, over _____% per annum. The pass-through rate for the class X certificates for the first distribution date is expected to be approximately _____% per annum. The net mortgage rate for each mortgage loan is its mortgage rate, net of the interest premium charged by the related lenders for the lender acquired mortgage insurance mortgage loans, less the expense fee rate for the mortgage loan.

         On each distribution date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This interest distribution amount for any interest bearing class will be equal to the sum of
(a) interest at the applicable pass-through rate on the related class certificate balance or notional amount, as the case may be, and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior distribution date exceeded the unpaid interest amounts being the amounts actually distributed as interest on the prior distribution dates and not subsequently distributed. The class PO certificates are principal only certificates and will not bear interest.

         With respect to each distribution date, for all classes of interest bearing certificates the interest accrual period for each interest bearing class of certificates will be the calendar month preceding the month of the distribution date.

         The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfalls for the distribution date. With respect to any distribution date, the net interest shortfall is equal to:

          o any net prepayment interest shortfalls for the distribution date, and

          o the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act reduction or a special hazard loss, fraud loss, debt service reduction or deficient valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

A Relief Act reduction is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus. With respect to any distribution date, a net prepayment interest shortfall is the amount by which the aggregate of prepayment interest shortfalls during the portion of the prepayment period occurring in the calendar month preceding the month of the distribution date exceeds the aggregate amount payable on the distribution date by the master servicer as described under "Servicing of Mortgage Loans--Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans." A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan is less than one month's interest at the related mortgage rate on the stated principal balance of the mortgage loan. Each class' pro rata share of the net interest shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the distribution date.

         Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         If on a particular distribution date, available funds in the certificate account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

         General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated between the class PO certificates, on the one hand, and the senior certificates, other than the notional amount certificates and the class PO certificates, and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts.

         The non-PO percentage with respect to a discount mortgage loan - namely any mortgage loan with a net mortgage rate less than _____% - will be equal to the net mortgage rate divided by _____%. The non-PO percentage with respect to a non-discount mortgage loan - namely any mortgage loan with a net mortgage rate equal to or greater than _____% - will be 100%. The PO percentage with respect to any discount mortgage loan will be equal to _____% minus the net mortgage rate and then divided by _____%. The PO percentage with respect to any non-discount mortgage loan will be 0%.

         Non-PO Formula Principal Amount. On each distribution date, the non-PO formula principal amount will be distributed as principal of the senior certificates, other than the notional amount certificates and the class PO certificates, in an amount up to the senior principal distribution amount and as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

         The non-PO formula principal amount for any distribution date will equal the sum of the applicable non-PO percentage of:

          (a) all monthly payments of principal due on each mortgage loan on the related due date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the distribution date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the distribution date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet liquidated mortgage loans received during the calendar month preceding the month of the distribution date,

          (e) with respect to each mortgage loan that became a liquidated mortgage loan during the calendar month preceding the month of the distribution date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related prepayment period.

         Senior Principal Distribution Amount. On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount for the distribution date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

          o to the class A-R certificates, until their class certificate balance is reduced to zero and

          o to the class A-1 certificates, until their class certificate balance is reduced to zero.

         The prepayment period means the period from the sixteenth day of a calendar month, or in the case of the first distribution date, from the cut-off date, through the fifteenth day of the following calendar month.

         The senior principal distribution amount for any distribution date will equal the sum of:

          o the senior percentage of the applicable non-PO percentage of all amounts described in clauses (a) through (d) of the description of non-PO formula principal amount above for the distribution date,

          o for each mortgage loan that became a liquidated mortgage loan during the calendar month preceding the month of the distribution date, the lesser of:

               o the senior percentage of the applicable non-PO percentage of the stated principal balance of the mortgage loan, and

               o    either:

                    o    the senior prepayment percentage, or

                    o if an excess loss was sustained on the liquidated mortgage loan during the preceding calendar month, the senior percentage of the applicable non-PO percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

          o the senior prepayment percentage of the applicable non-PO percentage of amounts described in clause (f) of the description of non-PO formula principal amount above for the distribution date;

provided, however, that if a bankruptcy loss that is an excess loss is sustained on a mortgage loan that is not a liquidated mortgage loan, the senior principal distribution amount will be reduced on the related distribution date by the senior percentage of the applicable non-PO percentage of the principal portion of the bankruptcy loss.

         The stated principal balance means for any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the due date and irrespective of any delinquency in payment by the related mortgagor. The pool principal balance with respect to any distribution date equals the aggregate of the stated principal balances of the mortgage loans outstanding on the due date in the month preceding the month of the distribution date.

         The senior percentage for any distribution date is the percentage equivalent of a fraction the numerator of which is the aggregate of the class certificate balances of each class of senior certificates, other than the class PO certificates, immediately before the distribution date and the denominator of which is the aggregate of the class certificate balances of all classes of certificates, other than the class PO certificates, immediately before the distribution date. The subordinated percentage for any distribution date will be calculated as the difference between 100% and the senior percentage for the distribution date.

         The senior prepayment percentage for any distribution date occurring during the five years beginning on the first distribution date will equal 100%. After that five years, the senior prepayment percentage will be gradually reduced as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates, other than the class PO certificates, which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The subordinated prepayment percentage as of any distribution date will be calculated as the difference between 100% and the senior prepayment percentage.

         The senior prepayment percentage for any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

          o for any distribution date in the first year after the fifth anniversary, the senior percentage plus _____% of the subordinated percentage for the distribution date,

          o for any distribution date in the second year after the fifth anniversary, the senior percentage plus _____% of the subordinated percentage for the distribution date,

          o for any distribution date in the third year after the fifth anniversary, the senior percentage plus _____% of the subordinated percentage for the distribution date,

          o for any distribution date in the fourth year after the fifth anniversary, the senior percentage plus _____% of the subordinated percentage for the distribution date, and

          o for any distribution date after the fifth anniversary, the senior percentage for the distribution date, unless on any distribution date the senior percentage exceeds the initial senior percentage, in which case the senior prepayment percentage for the distribution date will once again equal 100%.

         Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless both of the step down conditions listed below are satisfied:

          o the outstanding principal balance of all mortgage loans delinquent 60 days or more, averaged over the preceding six month period, as a percentage of the aggregate principal balance of the subordinated certificates on the distribution date, does not equal or exceed ____%, and

          o    cumulative realized losses on the mortgage loans do not exceed:

          o for the distribution date on the fifth anniversary of the first distribution date, _____% of the aggregate of the principal balances of the subordinated certificates as of the cut-off date,

          o for the distribution date on the sixth anniversary of the first distribution date, _____% of the aggregate of the principal balances of the subordinated certificates as of the cut-off date,

          o for the distribution date on the seventh anniversary of the first distribution date, _____% of the aggregate of the principal balances of the subordinated certificates as of the cut-off date,

          o for the distribution date on the eighth anniversary of the first distribution date, _____% of the aggregate of the principal balances of the subordinated certificates as of the cut-off date, and

          o for the distribution date on the ninth anniversary of the first distribution date, _____% of the aggregate of the principal balances of the subordinated certificates as of the cut-off date.

         If on any distribution date the allocation to the class or classes of senior certificates, other than the class PO certificates, then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding class certificate balance of the class or classes below zero, the distribution to the class or classes of certificates of the senior prepayment percentage of those amounts for the distribution date will be limited to the percentage necessary to reduce the related class certificate balances to zero.

         Subordinated Principal Distribution Amount. On each distribution date, to the extent of available funds, the non-PO formula principal amount, up to the amount of the subordinated principal distribution amount for the distribution date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount, based on its respective class certificate balance, in each case to the extent of the amount available from available funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the class M certificates, until their respective class certificate balances are reduced to zero.

         With respect to each class of subordinated certificates, if:

          o on any distribution date the applicable credit support percentage, i.e. sum of the related class subordination percentages of the class and all classes of subordinated certificates which have higher numerical class designations than the class, is less than

          o the original applicable credit support percentage, i.e. the applicable credit support percentage for the class on the date of issuance of the certificates,

         then no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes -- these classes referred to as the restricted classes -- and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the restricted classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

         The class subordination percentage with respect to any distribution date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the class certificate balance of the class of subordinated certificates immediately before the distribution date and the denominator of which is the aggregate of the class certificate balances of all classes of certificates immediately before the distribution date.

         The approximate original applicable credit support percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                    Class M........................       %

                    Class B-1......................       %

                    Class B-2......................       %

                    Class B-3......................       %

                    Class B-4......................       %

                    Class B-5......................       %

         For purposes of calculating the applicable credit support percentages of the subordinated certificates, the class M certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

         The subordinated principal distribution amount for any distribution date will equal:

          o    the sum of:

               o the subordinated percentage of the applicable non-PO percentage of all amounts described in clauses (a) through
                    (d) of the description of non-PO formula principal amount on [S-33] for the distribution date,

               o for each mortgage loan that became a liquidated mortgage loan during the calendar month preceding the month of the distribution date, the applicable non-PO percentage of the liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the description of senior principal distribution on page [S-32] amount up to the subordinated percentage of the applicable non-PO percentage of the stated principal balance of the mortgage loan, and

               o the subordinated prepayment percentage of the applicable non-PO percentage of the amounts described in clause (f) of the description of non-PO formula principal amount on [S-33] for the distribution date,

          o reduced by the amount of any payments in respect of class PO deferred amounts on the related distribution date.

         Residual Certificates. The class A-R certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each distribution date, the holders of the class A-R certificates will be entitled to receive any available funds remaining after payment of interest and principal on the senior certificates and class PO deferred amounts on the class PO certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

         Class PO Principal Distribution Amount. On each distribution date, distributions of principal of the class PO certificates will be made in an amount equal to the lesser of (x) the PO formula principal amount for the distribution date and (y) the product of:

          o available funds remaining after distribution of interest on the senior certificates, and

          o a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

         If the class PO principal distribution amount on a distribution date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates, other than the class PO certificates will be in an amount equal to the product of available funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the senior principal distribution amount and the denominator of which is the sum of the senior principal distribution amount and the PO formula principal amount.

         The PO formula principal amount for any distribution date will equal the sum of the applicable PO percentage of:

          o all monthly payments of principal due on each mortgage loan on the related due date,

          o the principal portion of the purchase price of each mortgage loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the distribution date,

          o the Substitution Adjustment Amount in connection with any deleted mortgage loan received for the distribution date,

          o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet liquidated mortgage loans received during the calendar month preceding the month of the distribution date,

          o for each mortgage loan that became a liquidated mortgage loan during the calendar month preceding the month of the distribution date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          o all partial and full principal prepayments by borrowers received during the related prepayment period;

provided, however, that if a bankruptcy loss that is an excess loss is sustained on a discount mortgage loan that is not a liquidated mortgage loan, the PO formula principal amount will be reduced on the related distribution date by the applicable PO percentage of the principal portion of the bankruptcy loss.

Allocation of Losses

         On each distribution date, the applicable PO percentage of any realized loss, including any excess loss, on a discount mortgage loan will be allocated to the class PO certificates until their class certificate balance is reduced to zero. The amount of any realized loss, other than an excess loss, allocated on or before the senior credit support depletion date will be treated as a class PO deferred amount. To the extent funds are available on the distribution date or on any future distribution date from amounts that would otherwise be allocable to the subordinated principal distribution amount, class PO deferred amounts will be paid on the class PO certificates before distributions of principal on the subordinated certificates. Any distribution of available funds in respect of unpaid class PO deferred amounts will not further reduce the class certificate balance of the class PO certificates. The class PO deferred amounts will not bear interest. The class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of class PO deferred Amounts. After the senior credit support depletion date, no new class PO deferred amounts will be created.

         For purposes of allocating losses to the subordinated certificates, the class M certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

         The senior credit support depletion date is the date on which the class certificate balance of each class of subordinated certificates has been reduced to zero.

         On each distribution date, the applicable non-PO percentage of any realized loss, other than any excess loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations, beginning with the class of subordinated certificates then outstanding with the highest numerical class designation, in each case until the class certificate balance of the respective class of certificates has been reduced to zero, and then to the senior certificates other than the notional amount certificates and the class PO certificates pro rata, based upon their respective class certificate balances.

         On each distribution date, the applicable non-PO percentage of excess losses will be allocated pro rata among the classes of senior certificates, other than the notional amount certificates and the class PO certificates, and the subordinated certificates based upon their respective class certificate balances.

         Because principal distributions are paid to some classes of certificates, other than the class PO certificates, before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated realized losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

         In general, a realized loss means, for a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. Excess losses are special hazard losses in excess of the special hazard loss coverage amount, bankruptcy losses in excess of the bankruptcy loss coverage amount and fraud losses in excess of the fraud loss coverage amount. Bankruptcy losses are losses that are incurred as a result of debt service reductions and deficient valuations. Special hazard losses are realized losses in respect of special hazard mortgage loans. Fraud losses are losses sustained on a liquidated mortgage loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination".

         A liquidated mortgage loan is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. A special hazard mortgage loan is a liquidated mortgage loan as to which the ability to recover the full amount due under it was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies". See "Credit Enhancement--Subordination".

Structuring Assumptions

         Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the structuring assumptions:

          o the mortgage pool consists of two mortgage loans with the following characteristics:



                                                                                                      Remaining
                                                                               Original Term           Term to
                                                               Net              to Maturity           Maturity
         Principal Balance             Mortgage Rate      Mortgage Rate         (in months)          (in months)
         -----------------             -------------      -------------         -----------          -----------
         $               ............               %                    %
         $               ............               %                    %


          o the mortgage loans prepay at the specified constant percentages of Standard Prepayment Assumption, or SPA,

          o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

          o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

          o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

          o there are no net interest shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

          o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

          o the initial class certificate balance or notional amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described under "Description of the Certificates--General",

          o interest accrues on each interest bearing class of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

          o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

          o the closing date of the sale of the certificates is _____, 2000,

          o the seller is not required to repurchase or substitute for any mortgage loan,

          o the master servicer does not exercise the option to repurchase the mortgage loans described under "--Optional Purchase of Defaulted Loans" and "--Optional Termination," and

          o    no class of certificates becomes a restricted class.

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the SPA, which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% SPA assumes prepayment rates of _____% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional _____% per annum in each month after the first month, for example, _____% per annum in the second month, until the 30th month. Beginning in the 30th month and in each month after the 30th month during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of _____% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be _____% per annum in month one, _____% per annum in month two, and increasing by _____% in each succeeding month until reaching a rate of _____% per annum in month 30 and remaining constant at _____% per annum after month 30. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

Optional Purchase of Defaulted Loans

         The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price equal to 100% of the stated principal balance of the mortgage loan plus accrued interest on it at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed.

Optional Termination

         If the pool principal balance of the mortgage loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the cut-off date pool principal balance, the master servicer will have the right to repurchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the mortgage pool and thus effect early retirement of the certificates. If the master servicer exercises the option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding principal balance plus any class PO deferred amounts in the case of the class PO certificates and, in the case of an interest bearing certificate, any unpaid accrued interest on it at the applicable pass-through rate, in each case reduced as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the stated principal balance of the related mortgage loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the stated principal balance of the related mortgage loan.

The Trustee

         _____ will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with _____. Offered certificates may be surrendered at the ___________________, Attention: _____ or at any other address the trustee designates from time to time.

Restrictions on Transfer of the Class A-R Certificates

         The class A-R certificates will be affected by the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations", "--Noneconomic Residual Interests" and "--Foreign Investors". The pooling and servicing agreement provides that the class A-R certificates, in addition to other ERISA restricted classes of certificates, may not be acquired by an ERISA plan. See "ERISA Considerations." Each class A-R certificate will contain a legend describing the foregoing restrictions.

                 Yield, Prepayment and Maturity Considerations

General

         The effective yield to the holders of each interest bearing class of certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day, or, if that day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on them for the delay.

         Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer -- because amounts, if advanced, would be nonrecoverable -- will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates, pro rata. If, as a result of the shortfalls, the aggregate of the class certificate balances of all classes of certificates exceeds the pool principal balance, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

         Net interest shortfalls will adversely affect the yields on the classes of offered certificates. In addition, although all losses initially will be borne by the subordinated certificates, in the reverse order of their numerical class designations, either directly or through distributions in respect of class PO deferred amounts on the class PO certificates, excess losses will be borne by all classes of certificates, other than the notional amount certificates, on a pro rata basis. Moreover, since the subordinated principal distribution amount for each distribution date will be reduced by the amount of any distributions on the distribution date in respect of class PO deferred amounts, the amount distributable as principal on each distribution date to each class of subordinated certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of the class PO deferred amounts. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses, including excess losses. Excess losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of realized losses.

         For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates, the class M certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

Prepayment Considerations and Risks

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. The mortgage loans are affected by the "due-on-sale" provisions included in them. See "The Mortgage Pool".

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. This includes any optional purchase by the master servicer of defaulted mortgage loans and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of the principal only certificates and any other offered certificate purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the interest only certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the interest only certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of the investors to recover their initial investments.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool--General" and "--Underwriting Process".
In addition, _____'s streamlined documentation program may affect the rate of prepayments on the mortgage loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could experience higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to _____% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans.

         As described under "Description of the Certificates--Principal", the senior prepayment percentage of the applicable non-PO percentage of all principal prepayments will be initially distributed to the classes of senior certificates, other than the class PO certificates, then entitled to receive principal prepayment distributions. This may result in all, or a disproportionate percentage, of the principal prepayments being distributed to holders of the classes of senior certificates and none, or less than their pro rata share, of the principal prepayments being distributed to holders of the subordinated certificates during the periods of time described in the description of senior prepayment percentage on page [S-34].

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease, or increase, in the rate of principal payments.

         The tables in the "Yield, Prepayment and Maturity Considerations"
section indicate the sensitivity of the pretax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of SPA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable classes of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

Sensitivity of the Class X Certificates

         As indicated in the following table, the yield to investors in the class X certificates will be sensitive to the rate of principal payments, including prepayments, of the non-discount mortgage loans, particularly those with high net mortgage rates, which generally can be prepaid at any time. On the basis of the assumptions described under this heading, the yield to maturity on the class X certificates would be approximately _____% if prepayments were to occur at a constant rate of approximately _____% SPA. If the actual prepayment rate of the non-discount mortgage loans were to exceed the foregoing level for as little as one month while equaling the level for the remaining months, the investors in the class X certificates would not fully recoup their initial investments.

         As described under "Description of the Certificates--General", the pass-through rate of the class X certificates in effect from time to time is calculated by reference to the net mortgage rates of the non-discount mortgage loans. The non-discount mortgage loans will have higher net mortgage rates, and higher mortgage rates, than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the non-discount mortgage loans may prepay at higher rates, which will reduce the pass-through rate and notional amount of the class X certificates.

         The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the class X certificates, expressed as a percentage of its initial notional amount, is as follows:

               Class                                           Price
               -----                                           -----
               Class X....................................       %

         The price in the above table does not include accrued interest. Accrued interest has been added to the price in calculating the yields in the following table.



                                  Sensitivity of the Class X Certificates to Prepayments
                                                Pre-Tax Yields to Maturity

                                                                     Percentage off SPA
             Class                                 0%          100%         250%        400%         500%
             -----                                 --          ----         ----        ----         ----
             Class X.......................         %            %           %            %            %


         It is unlikely that the non-discount mortgage loans will have the precise characteristics described in this prospectus supplement or that the non-discount mortgage loans will all prepay at the same rate until maturity or that all of the non-discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pretax yields on the class X certificates are likely to differ from those shown in the table above, even if all of the non-discount mortgage loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the non-discount mortgage loans for any period or over the life of the class X certificates or as to the yield on the class X certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the class X certificates.

Sensitivity of the Principal Only Certificates

         The class PO certificates will be principal only certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments, including prepayments, on the discount mortgage loans with respect to the class PO certificates will have a negative effect on the yield to investors in the principal only certificates.

         As described above under "Description of the Certificates--Principal", the class PO principal distribution amount is calculated by reference to the principal payments, including prepayments, on the discount mortgage loans. The discount mortgage loans will have lower net mortgage rates, and lower mortgage rates, than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the discount mortgage loans may prepay at lower rates, which will reduce the rate of payment of principal and the resulting yield of the class PO certificates.

         The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the principal only certificates, expressed as a percentage of its initial class certificate balance, is as follows:

                Class                                              Price
                -----                                              -----
                Class PO......................................       %




                              Sensitivity of the Principal Only Certificates to Prepayments
                                                Pre-Tax Yields to Maturity
                                                                     Percentage off SPA

             Class                                 0%          100%         250%        400%         500%
             -----                                 --          ----         ----        ----         ----
             Class PO......................         %            %           %            %            %



         It is unlikely that the discount mortgage loans will have the precise characteristics described in this prospectus supplement or that the discount mortgage loans will all prepay at the same rate until maturity or that all of the discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the principal only certificates is likely to differ from those shown in the table above, even if all of the discount mortgage loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the discount mortgage loans for any period or over the life of the principal only certificates or as to the yield on the principal only certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase principal only certificates.

Additional Information

         The depositor intends to file additional yield tables and other computational materials with respect to one more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying, their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

         The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to the distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in class certificate balance of the certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

         In general, the weighted average lives of the offered certificates will be shortened if the level of prepayment of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Principal".

         The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of SPA, see the decrement tables under the next heading.

Decrement Tables

         The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates, other than the class X certificates, that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the mortgage loans will have the precise characteristics described in this prospectus supplement or all of the mortgage loans will prepay at the constant percentages of SPA specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.


                              Percent of Initial Class Certificate Balances outstanding

                                                   Class A-1                                 Class PO
                                               Percentage of SPA                         Percentage of SPA
                                      -----------------------------------       ------------------------------------
        Distribution Date             0%     100%     250%    400%    500%      0%     100%    250%     400%    500%
        -----------------             --     ----     ----    ----    ----      --     ----    ----     ----    ----
Initial
June 2000
June 2001
June 2002
June 2003
June 2004
June 2005
June 2006
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
Weighted Average Life
     in years

-------------------------



         In the above table, the percent of initial class certificate balances outstanding are rounded to the nearest whole percentage and the weighted average life is determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.


                              Percent of Initial Class Certificate Balances outstanding

                                                   Class A-R                     Class M, Class B-1 and Class B-2
                                               Percentage of SPA                         Percentage of SPA
                                      -----------------------------------       ------------------------------------
        Distribution Date             0%     100%     250%    400%    500%      0%     100%    250%     400%    500%
        -----------------             --     ----     ----    ----    ----      --     ----    ----     ----    ----
Initial
June 2000
June 2001
June 2002
June 2003
June 2004
June 2005
June 2006
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
Weighted Average Life
     in years


-------------------------

         In the above table, the percent of initial class certificate balances outstanding are rounded to the nearest whole percentage and the weighted average life is determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.


Last Scheduled Distribution Date

         The last scheduled distribution date for each class of offered certificates is the distribution date in _____, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

The Subordinated Certificates

         The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans may be affected by the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool--General" and "--Underwriting Process". If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans will reduce the class certificate balances of the applicable class of subordinated certificates to the extent of any losses allocated to it, as described under "Description of the Certificates--Allocation of Losses", without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class certificate balances of all classes of certificates, following all distributions and the allocation of realized losses on a distribution date, exceeds the pool principal balance as of the due date occurring in the month of the distribution date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the senior certificates, net interest shortfalls, other cash shortfalls in available funds and distribution of funds to class PO certificateholders otherwise available for distribution on the subordinated certificates to the extent of reimbursement for class PO deferred amounts. See "Description of the Certificates--Allocation of Losses".

         If on any distribution date, the applicable credit support percentage for any class of subordinated certificates is less than its original applicable credit support percentage, all partial principal prepayments and principal prepayments in full available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, which will accelerate their amortization relative to that of the restricted classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

         For purposes of allocating losses and prepayments to the subordinated certificates, the class M certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

                              Credit Enhancement

Subordination

         The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates, other than the class M certificates, to receive the distributions will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any distribution date and to provide the holders protection against realized losses, other than excess losses. In addition, the subordinated certificates will provide limited protection against special hazard losses, bankruptcy losses and fraud losses up to the special hazard loss coverage amount, bankruptcy loss coverage amount and fraud loss coverage amount, respectively, as described in the following paragraphs. The applicable non-PO percentage of realized losses, other than excess losses, will be allocated to the class of subordinated certificates then outstanding with the highest numerical class designation. In addition, the class certificate balance of the class of subordinated certificates will be reduced by the amount of distributions on the class PO certificates in reimbursement for class PO deferred amounts.

         For purposes of allocating losses to the subordinated certificates, the class M certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

         The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against:

          o special hazard loss coverage amount-- special hazard losses in an initial amount expected to be up to approximately $_____,

          o bankruptcy loss coverage amount-- bankruptcy losses in an initial amount expected to be up to approximately $_____, and

          o fraud loss coverage amount-- fraud losses in an initial amount expected to be up to approximately $_____.

         The special hazard loss coverage amount will be reduced, from time to time, to be an amount equal on any distribution date to the lesser of:

          o the special hazard loss coverage amount as of the closing date less the amount, if any, of losses attributable to special hazard mortgage loans incurred since the closing date, or

          o    the greatest of:

               o __% of the aggregate of the principal balances of the mortgage loans,

               o twice the principal balance of the largest mortgage loan, and

               o the aggregate principal balances of the mortgage loans secured by mortgaged properties located in the single [ ] postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the distribution date occurs after giving effect to scheduled installments of principal and interest on the mortgage loans then due, whether or not paid.

         The fraud loss coverage amount will be reduced, from time to time, by the amount of fraud losses allocated to the certificates. In addition, the fraud loss coverage amount will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of (a) _____% of the then current pool principal balance in the case of each of the first and second anniversaries and (b) _____% of the then current pool principal balance in the case of each of the third and fourth anniversaries and the excess of the fraud loss coverage amount as of the preceding anniversary of the cut-off date over the cumulative amount of fraud losses allocated to the certificates since the preceding anniversary.

         The bankruptcy loss coverage amount will be reduced, from time to time, by the amount of bankruptcy losses allocated to the certificates.

         The amount of coverage provided by the subordinated certificates for special hazard losses, bankruptcy losses and fraud losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for special hazard losses, bankruptcy losses and fraud losses.

         A deficient valuation is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of the mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including a debt service reduction being a reduction of the amount of the monthly payment on the related mortgage loan. However, none of these shall be considered a debt service reduction or deficient valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the related mortgage loan and either the mortgage loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any debt service reduction or deficient valuation.

                                Use of Proceeds

         We expect the proceeds to the depositor from the sale of the offered certificates to be approximately $_____, plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of the certificates against the purchase price of the mortgage loans.

                   Material Federal Income Tax Consequences

         For federal income tax purposes, an election will be made to treat the trust fund as a REMIC. The Residual Certificates will constitute the sole class of residual interests in the REMIC.

         The Regular Certificates will be treated as debt instruments Issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

         The principal only certificates will be treated for federal income tax purposes as having been issued with an amount of original issue discount, or OID, equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, notional amount certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on the certificates over their issue price. Although unclear, a holder of a notional amount certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the mortgage loans. The remaining classes of Regular Certificates, depending on their respective issue prices, as described in the prospectus under "Material Federal Income Tax Consequences", may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the mortgage loans at a rate equal to _____% SPA. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield and Prepayment Considerations" and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

         If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC
Certificates--Regular Certificates" in the prospectus.

         As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the offered certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust fund are assets described in those sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

         The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during some periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

         In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

         Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences--REMIC Certificates--Residual Certificates" in the prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Certificates", "Material Federal Income Tax Consequences--Residual Certificates--Mark to Market Rules", "--Excess Inclusions" and "Material Federal Income Tax Consequences--Tax Related Restrictions on Transfers of Residual Certificates--Foreign Investors" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of realized losses, see "Material Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" and "--REMIC Certificates--Regular Certificates--Treatment of Realized Losses" in the prospectus.

                             ERISA Considerations

         Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the tax code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the tax code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the tax code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the tax code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

         The U.S. Department of Labor has granted an individual administrative exemption to ______________, Prohibited Transaction Exemption _____, Exemption Application No. D-_____, __ Fed. Reg. _____ (____), from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. The exemption applies to mortgage loans such as the mortgage loans in the trust fund. For a general description of the exemption and the conditions that must be satisfied for the exemption to apply, see "ERISA Considerations" in the prospectus.

         It is expected that the exemption discussed above will apply to the acquisition and holding by Plans of the class A-1 certificates and that all conditions of the exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on 5% of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund. Because the class PO and class X certificates are not being purchased by any underwriter to whom an exemption similar to the exemption discussed above has been granted, those classes of certificates do not currently meet the requirements of the exemption discussed above or any comparable individual administrative exemption granted to any underwriter. Consequently, the class PO and class X certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.

         Because the characteristics of the class M, class B-1, class B-2 and class A-R certificates may not meet the requirements of Prohibited Transaction Class Exemption 83-1, the exemption discussed above, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds class M, class B-1, class B-2 and class A-R certificates. Consequently, transfers of the class M, class B-1, class B-2 and class A-R certificates will not be registered by the trustee unless the trustee receives:

          o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer,

          o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 and that the purchase and holding of the certificates are covered under Sections I and III of Prohibited Transaction Class Exemption 95-60, or

          o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the tax code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

This representation shall be considered to have been made to the trustee by the transferee's acceptance of a class M, class B-1, or class B-2 certificate. If the representation is not true, or any attempt to transfer to a plan or person acting on behalf of a Plan or using the Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the tax code, the applicability of the exemption discussed above and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            Method of Distribution

         Based on the terms and conditions set forth in the underwriting agreement between the depositor and the underwriter, _____, the depositor has agreed to sell the offered certificates, other than the class PO and class X certificates, to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates, other than the class PO and class X certificates. Distribution of the offered certificates, other than the class PO and class X certificates, will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, other than the class PO and class X certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The underwriter intends to make a secondary market in the offered certificates purchased by it, but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

         The class PO and class X certificates may be offered by the seller or the depositor from time to time directly or through underwriters or agents, either of which may include _____, an affiliate of the depositor, the seller and the master servicer, in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the class PO and class X certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 Legal Matters

         The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Brown & Wood LLP, San Francisco, California. _____, _____, _____, will pass upon legal matters on behalf of the underwriter.

                                    Ratings

         It is a condition to the issuance of the class A-1 and class A-R certificates that they be rated _____ by [ ] and _____ by [ ]. It is a condition to the issuance of the class PO and class X certificates that they be rated _____ by [ ] and _____ by [ ]. It is a condition to the issuance of the class M, class B-1 and class B-2 certificates that they be rated at least _____, _____, and _____, respectively, by [ ].

         The ratings assigned by [ ] to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. [ ]'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

         [ ]'s ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans. The "r" symbol is appended to the rating by [ ] of those certificates that [ ] believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol in the ratings of the other offered certificates should not be taken as an indication that the certificates will exhibit no volatility or variability in total return.

         The ratings of [ ] on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. [ ]'s rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. [ ]'s ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of the prepayments could have on an investor's anticipated yield. Further, the rating on the class X certificates does not address whether investors will recoup their initial investment. The rating assigned by [ ] to the class PO certificates only addresses the return of its class certificate balance. The rating assigned by [ ] to the class A-R certificates only addresses the return of its class certificate balance and interest thereon at its pass-through rate.

         The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agencies.

         The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                   Glossary

         "Code" means the Internal Revenue Code of 1986, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Plan" means an employee benefit or other plan or arrangement, such as an individual retirement plan or Keogh plan, that is subject to ERISA, or to Section 4975 of the Code.

         "Regular Certificate" means all classes of the certificates except the class A-R certificates.

         "REMIC" means a "real estate mortgage investment conduit" under the Code.

         "Residual Certificate" means the class A-R certificates.

         "Substitution Adjustment Amount" means the amount of any shortfall to be deposited by the seller in the certificate account and held for distribution to the certificateholders on the related distribution date, referred to on page S-27 of this prospectus supplement.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                         Preliminary, Subject to Change, Dated August 17, 2000

PROSPECTUS

                        FLEET MORTGAGE SECURITIES CORP.
                                   Depositor

                      Mortgage Pass-Through Certificates
                             (Issuable in Series)



Please carefully consider our discussion of some of the risks of investing in the certificates under "Risk Factors" beginning on page 7.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Fleet Mortgage Securities Corp. or any of its affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trusts

Each trust will be established to hold assets in a trust fund transferred to it by Fleet Mortgage Securities Corp. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

The Certificates

Fleet Mortgage Securities Corp. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.


Offers of Certificates

         The certificates may be offered through several different methods, including offerings through underwriters.

                      -----------------------------------

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________, 2000


                                                      TABLE OF CONTENTS
                                                                                                               Page

Important Notice About Information in this Prospectus and Each Accompanying Prospectus Supplement.................6

Risk Factors......................................................................................................7

    Limited source of payments--no recourse to sellers, depositor or servicer......................................7
    Credit enhancement may not be sufficient to protect you from losses...........................................8
    Losses on balloon payment mortgages are borne by you..........................................................8
    Nature of mortgages...........................................................................................9
    You could be adversely affected by violations of environmental laws..........................................11
    Ratings of the certificates does not assure their payment....................................................12
    Book-entry registration......................................................................................13
    Bankruptcy or insolvency may affect the timing and amount of distributions on the certificates...............14

The Trust Fund...................................................................................................16

    The Mortgage Loans...........................................................................................17
    Private Mortgage-Backed Securities...........................................................................20
    Substitution of Mortgage Assets..............................................................................22

Use of Proceeds..................................................................................................23

The Depositor....................................................................................................23

Mortgage Loan Program............................................................................................23

    Underwriting Process.........................................................................................23
    Qualifications of Sellers....................................................................................24
    Representations by Sellers; Repurchases......................................................................24

Description of the Certificates..................................................................................26

    General......................................................................................................28
    Distributions on Certificates................................................................................30
    Advances.....................................................................................................32
    Reports to Certificateholders................................................................................33
    Categories of Classes of Certificates........................................................................34
    Indices Applicable to Floating Rate and Inverse Floating Rate Classes........................................37
    Book-Entry Certificates......................................................................................42

Credit Enhancement...............................................................................................44

    General......................................................................................................44
    Subordination................................................................................................44
    Mortgage Pool Insurance Policies.............................................................................45
    Special Hazard Insurance Policies............................................................................46
    Bankruptcy Bonds.............................................................................................47
    Reserve Fund.................................................................................................48
    Cross Support................................................................................................49
    Insurance Policies, Surety Bonds and Guaranties..............................................................49
    Over-Collateralization.......................................................................................50

Yield and Prepayment Considerations..............................................................................50

The Pooling and Servicing Agreement..............................................................................51

    Assignment of Mortgage Assets................................................................................51
    Payments on Mortgage Assets; Deposits to Certificate Account.................................................53
    Collection Procedures........................................................................................56
    Hazard Insurance.............................................................................................57
    Forced Placed Insurance......................................................................................59
    Realization Upon Defaulted Mortgage Loans....................................................................59
    Servicing and Other Compensation and Payment of Expenses.....................................................63
    Evidence as to Compliance....................................................................................64
    List of Certificateholders...................................................................................65
    Matters Regarding the Master Servicer and the Depositor......................................................65
    Events of Default............................................................................................66
    Rights Upon Event of Default.................................................................................67
    Amendment....................................................................................................67
    Termination; Optional Termination............................................................................68
    The Trustee..................................................................................................69

Material Legal Aspects of the Mortgage Loans.....................................................................69

    General......................................................................................................69
    Foreclosure and Repossession.................................................................................71
    Rights of Redemption.........................................................................................73
    Anti-Deficiency Legislation and Other Limitations on Lenders.................................................73
    Environmental Risks..........................................................................................75
    Due-on-Sale Clauses..........................................................................................76
    Prepayment Charges...........................................................................................76
    Soldiers' and Sailors' Civil Relief Act......................................................................77
    The Title I Program..........................................................................................77

Material Federal Income Tax Consequences.........................................................................81

    General......................................................................................................81
    Non-REMIC Certificates.......................................................................................81
      a.    Single Class of Certificates.........................................................................82
      b.    Multiple Classes of Certificates.....................................................................86
      c.    Sale or Exchange of a Certificate....................................................................89
      d.    Non-U.S. Persons.....................................................................................90
      e.    Information Reporting and Backup Withholding.........................................................91
    REMIC Certificates...........................................................................................91
      a.    Regular Certificates.................................................................................93
      b.    Residual Certificates...............................................................................107
    Prohibited Transactions and Other Taxes.....................................................................107
    Liquidation and Termination.................................................................................108
    Administrative Matters......................................................................................109
    Tax-Exempt Investors........................................................................................109
    Non-U.S. Persons............................................................................................109
    Tax-Related Restrictions on Transfers of Residual Certificates..............................................110

State Tax Considerations........................................................................................112

ERISA Considerations............................................................................................112

Legal Investment................................................................................................117

Method of Distribution..........................................................................................118

Legal Matters...................................................................................................119

Financial Information...........................................................................................119

Rating..........................................................................................................119

Where You Can Find More Information.............................................................................119

Incorporation of Certain Documents by Reference.................................................................120

Glossary........................................................................................................121


        Important Notice About Information in this Prospectus and Each
                      Accompanying Prospectus Supplement

         Information about each series of certificates is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

         The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

         You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

         There is a Glossary on page 121 where you will find definitions of the capitalized terms used in this prospectus.

         This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

                      -----------------------------------

         If you require additional information, the mailing address of our principal executive offices is Fleet Mortgage Securities Corp., 1333 Main Street, Columbia, South Carolina 29201 and the telephone number is (803) 929-7900. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 120.

                                 Risk Factors

         You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.


Limited source of payments--            Typically, certificates will be payable
  no recourse to sellers,               solely from their associated trust
  depositor or servicer                 fund. If the trust fund does not have
                                        sufficient assets to distribute the
                                        full amount due to you as a
                                        certificateholder, your yield will be
                                        impaired, and perhaps even the return
                                        of your principal may be impaired,
                                        without you having recourse to anyone
                                        else. Furthermore, at the times
                                        specified in the applicable prospectus
                                        supplement, some of the assets of the
                                        trust fund may be released and paid
                                        out to other people, such as the
                                        depositor, a servicer, a credit
                                        enhancement provider or any other
                                        person entitled to payments from the
                                        trust fund. Those assets will no
                                        longer be available to make payments
                                        to you.

                                        You will not have any recourse against
                                        the depositor or any servicer if you
                                        do not receive a required distribution
                                        on the certificates. Nor will you have
                                        recourse against the assets of the
                                        trust fund of any other series of
                                        certificates.

                                        The certificates will not represent an
                                        interest in the depositor, any
                                        servicer, any seller to the depositor
                                        or any one else except the trust fund.
                                        The only obligation of the depositor
                                        to a trust fund comes from particular
                                        representations and warranties made by
                                        it about assets transferred to the
                                        trust fund. If these representations
                                        and warranties turn out to be untrue,
                                        the depositor may be required to
                                        repurchase some of the transferred
                                        assets. Fleet Mortgage Securities
                                        Corp., which is the depositor, does
                                        not have significant assets and is
                                        unlikely to have significant assets in
                                        the future. So if the depositor were
                                        required to repurchase a loan because
                                        of a breach of a representation, its
                                        only sources of funds for the
                                        repurchase would be:

                                        o  funds obtained from enforcing a
                                           corresponding obligation of a seller
                                           or originator of the loan, or


                                        o  funds from a reserve fund or similar
                                           credit enhancement established to
                                           pay for loan repurchases.

                                        The only obligations of the master
                                        servicer to a trust fund, other than
                                        its master servicing obligations,
                                        comes from particular representations
                                        and warranties made by it in
                                        connection with its loan servicing
                                        activities. If these representations
                                        and warranties turn out to be untrue,
                                        the master servicer may be required to
                                        repurchase some of the loans. However,
                                        the master servicer may not have the
                                        financial ability to make the required
                                        repurchase.

                                        The only obligations to a trust fund
                                        of a seller of loans to the depositor
                                        comes from particular representations
                                        and warranties made by it in
                                        connection with its sale of the loans
                                        and some document delivery
                                        requirements. If these representations
                                        and warranties turn out to be untrue,
                                        or the seller fails to deliver
                                        required documents, it may be required
                                        to repurchase some of the loans.
                                        However, the seller may not have the
                                        financial ability to make the required
                                        repurchase.


Credit enhancement may not be           Credit enhancement is intended to
sufficient to protect you from          reduce the effect of loan losses. But
losses                                  credit enhancement may benefit only
                                        some classes of a series of
                                        certificates and the amount of any
                                        credit enhancement will be limited as
                                        described in the applicable prospectus
                                        supplement. Furthermore, the amount of
                                        a credit enhancement may decline or be
                                        eliminated over time pursuant to a
                                        schedule or formula or otherwise, and
                                        could be depleted from payments or for
                                        other reasons before the certificates
                                        covered by the credit enhancement are
                                        paid in full. In addition, a credit
                                        enhancement may not cover all
                                        potential sources of loss. For
                                        example, a credit enhancement may or
                                        may not cover fraud or negligence by a
                                        loan originator or other parties.
                                        Also, the trustee may be permitted to
                                        reduce, substitute for or even
                                        eliminate all or a portion of a credit
                                        enhancement so long as the rating
                                        agencies that have rated the
                                        certificates at the request of the
                                        depositor indicate that that would not
                                        cause them to change adversely their
                                        rating of the certificates.
                                        Consequently, certificateholders may
                                        suffer losses even though a credit
                                        enhancement exists and its provider
                                        does not default.

Losses on balloon payment               Some of the underlying loans may not
mortgages are borne by you              be fully amortizing over their terms
                                        to maturity and, thus, will require
                                        substantial principal payments, that
                                        is, balloon payments, at their stated
                                        maturity. Loans with balloon payments
                                        involve a greater degree of risk than
                                        fully amortizing loans because
                                        typically the borrower must be able to
                                        refinance the loan or sell the
                                        property to make the balloon payment
                                        at maturity. The ability of a borrower
                                        to do this will depend on factors like
                                        mortgage rates at the time of sale or
                                        refinancing, the borrower's equity in
                                        the property, the relative strength of
                                        the local housing market, the
                                        financial condition of the borrower
                                        and applicable tax laws. Losses on
                                        these loans that are not otherwise
                                        covered by a credit enhancement will
                                        be borne by the holders of one or more
                                        classes of certificates.

Nature of Mortgages

   Declines in property values          The value of the properties underlying
   may adversely affect you             the loans held in the trust adversely
                                        affect you fund may decline over time.
                                        Among the factors that could adversely
                                        affect the value of the properties
                                        are:

                                        o    an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                        o    a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                        o    natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                        If property values decline, the actual
                                        rates of delinquencies, foreclosures,
                                        and losses on all underlying loans
                                        could be higher than those currently
                                        experienced in the mortgage lending
                                        industry in general. These losses, to
                                        the extent not otherwise covered by a
                                        credit enhancement, will be borne by
                                        the holder of one or more classes of
                                        certificates.

   Delays  in liquidation               Even if the properties underlying the
   may adversely affect you             loans held in the trust fund affect
                                        you provide adequate security for the
                                        loans, substantial delays could occur
                                        before defaulted loans are liquidated
                                        and their proceeds are forwarded to
                                        investors. Property foreclosure
                                        actions are regulated by state
                                        statutes and rules and are subject to
                                        many of the delays and expenses of
                                        other lawsuits if defenses or
                                        counterclaims are made, sometimes
                                        requiring several years to complete.
                                        Furthermore, in some states, if the
                                        proceeds of the foreclosure are
                                        insufficient to repay the loan, the
                                        borrower is not liable for the
                                        deficit. Thus, if a borrower defaults,
                                        these restrictions may impede the
                                        trust's ability to dispose of the
                                        property and obtain sufficient
                                        proceeds to repay the loan in full. In
                                        addition, the servicer will be
                                        entitled to deduct from liquidation
                                        proceeds all expenses reasonably
                                        incurred in attempting to recover on
                                        the defaulted loan, including legal
                                        fees and costs, real estate taxes and
                                        property maintenance and preservation
                                        expenses.

   Disproportionate effect of           Liquidation expenses of defaulted
   liquidation expenses may             loans generally do not vary directly
   aversely affect you                  expenses may adversely affect you with
                                        the outstanding principal balance of
                                        the loan at the time of default.
                                        Therefore, if a servicer takes the
                                        same steps for a defaulted loan having
                                        a small remaining principal balance as
                                        it does for a defaulted loan having a
                                        large remaining principal balance, the
                                        amount realized after expenses have
                                        been paid is smaller as a percentage
                                        of the outstanding principal balance
                                        of the small loan than it is for the
                                        defaulted loan having a large
                                        remaining principal balance.

   Consumer protection laws             State laws generally regulate interest
   may adversely affect you             rates and other charges, affect you
                                        require disclosures and require
                                        licensing of mortgage loan originators
                                        and servicers. In addition, most
                                        states have other laws and public
                                        policies for the protection of
                                        consumers that prohibit unfair and
                                        deceptive practices in the
                                        origination, servicing and collection
                                        of mortgage loans. Depending on the
                                        particular law and the specific facts
                                        involved, violations may limit the
                                        ability to collect all or part of the
                                        principal or interest on the
                                        underlying loans held in the trust
                                        fund. In some cases, the borrower may
                                        even be entitled to a refund of
                                        amounts previously paid.

                                        The loans held in the trust fund may
                                        also be subject to federal laws,
                                        including:

                                        o    the Federal Truth in Lending
                                             Act and its regulations, which
                                             require disclosures to the
                                             borrowers regarding the terms of
                                             any mortgage loan,

                                        o    the Equal Credit Opportunity
                                             Act and its regulations, which
                                             prohibit discrimination in the
                                             extension of credit on the basis
                                             of age, race, color, sex,
                                             religion, marital status,
                                             national origin, receipt of
                                             public assistance, or the
                                             exercise of any right under the
                                             Consumer Credit Protection Act,
                                             and

                                        o    the Fair Credit Reporting Act,
                                             which regulates the use and
                                             reporting of information related
                                             to the borrower's credit
                                             experience.

                                        Some violations of these federal laws
                                        may limit the ability to collect the
                                        principal or interest on the loans
                                        held in the trust fund, and in
                                        addition could subject the trust fund
                                        to damages and administrative
                                        enforcement. Losses on loans from the
                                        application of those laws that are not
                                        otherwise covered by a credit
                                        enhancement will be borne by the
                                        holders of one or more classes of
                                        certificates.

                                        The Riegle Act. Some mortgage loans
                                        may be subject to the Riegle Community
                                        Development and Regulatory Improvement
                                        Act of 1994, known as the Riegle Act,
                                        which incorporates the Home Ownership
                                        and Equity Protection Act of 1994.
                                        These provisions impose additional
                                        disclosure and other requirements on
                                        creditors with respect to non-purchase
                                        money mortgage loans with high
                                        interest rates or high up-front fees
                                        and charges. The provisions of the
                                        Riegle Act apply on a mandatory basis
                                        to all mortgage loans originated on or
                                        after October 1, 1995. These
                                        provisions can impose specific
                                        statutory liabilities upon creditors
                                        who fail to comply with their
                                        provisions and may affect the
                                        enforceability of the related loans.
                                        In addition, any assignee of the
                                        creditor would generally be subject to
                                        all claims and defenses that the
                                        consumer could assert against the
                                        creditor, including the right to
                                        rescind the mortgage loan.

                                        Some violations of these federal laws
                                        may limit the ability to collect the
                                        principal or interest on the loans
                                        held in the trust fund, and in
                                        addition could subject the trust fund
                                        to damages and administrative
                                        enforcement. Losses on loans from the
                                        application of those laws that are not
                                        otherwise covered by a credit
                                        enhancement will be borne by the
                                        holders of one or more classes of
                                        securities.

You could be adversely affected         Federal, state and local laws and
by violations of environmental          regulations impose a wide range of
laws                                    requirements on activities that may
                                        affect the environment, health and
                                        safety. In some circumstances, these
                                        laws and regulations impose
                                        obligations on owners or operators of
                                        residential properties such as those
                                        that secure the loans held in the
                                        trust fund. Failure to comply with
                                        these laws and regulations can result
                                        in fines and penalties that could be
                                        assessed against the trust as owner of
                                        the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Also, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under particular circumstances.
                                        If the trust is considered the owner
                                        or operator of a property, it will
                                        suffer losses as a result of any
                                        liability imposed for environmental
                                        hazards on the property.

Ratings of the certificates does        Any classe of certificates issued
not assure their payment                under this prospectus and the
                                        accompanying prospectus supplement
                                        will be rated in one of the four
                                        highest rating categories of at least
                                        one nationally recognized rating
                                        agency. A rating is based on the
                                        adequacy of the value of the trust
                                        assets and any credit enhancement for
                                        that class, and reflects the rating
                                        agency's assessment of how likely it
                                        is that holders of the class of
                                        certificates will receive the payments
                                        to which they are entitled. A rating
                                        does not constitute an assessment of
                                        how likely it is that principal
                                        prepayments on the underlying loans
                                        will be made, the degree to which the
                                        rate of prepayments might differ from
                                        that originally anticipated, or the
                                        likelihood that the certificates will
                                        be redeemed early. A rating is not a
                                        recommendation to purchase, hold or
                                        sell certificates because it does not
                                        address the market price of the
                                        certificates or the suitability of the
                                        certificates for any particular
                                        investor.

                                        A rating may not remain in effect for
                                        any given period of time and the
                                        rating agency could lower or withdraw
                                        the rating entirely in the future. For
                                        example, the rating agency could lower
                                        or withdraw its rating due to:

                                        o    a decrease in the adequacy of
                                             the value of the trust assets or
                                             any related credit enhancement,

                                        o    an adverse change in the
                                             financial or other condition of a
                                             credit enhancement provider, or

                                        o    a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

                                        The amount, type and nature of credit
                                        enhancement established for a class of
                                        certificates will be determined on the
                                        basis of criteria established by each
                                        rating agency rating classes of the
                                        certificates. These criteria are
                                        sometimes based upon an actuarial
                                        analysis of the behavior of similar
                                        loans in a larger group. That analysis
                                        is often the basis upon which each
                                        rating agency determines the amount of
                                        credit enhancement required for a
                                        class. The historical data supporting
                                        any actuarial analysis may not
                                        accurately reflect future experience,
                                        and the data derived from a large pool
                                        of similar loans may not accurately
                                        predict the delinquency, foreclosure
                                        or loss experience of any particular
                                        pool of mortgage loans. Mortgaged
                                        properties may not retain their
                                        values. If residential real estate
                                        markets experience an overall decline
                                        in property values so that the
                                        outstanding principal balances of the
                                        loans held in a particular trust fund
                                        and any secondary financing on the
                                        related mortgaged properties become
                                        equal to or greater than the value of
                                        the mortgaged properties, the rates of
                                        delinquencies, foreclosures and losses
                                        could be higher than those now
                                        generally experienced in the mortgage
                                        lending industry. In addition, adverse
                                        economic conditions may affect timely
                                        payment by mortgagors on their loans
                                        whether or not the conditions affect
                                        real property values and, accordingly,
                                        the rates of delinquencies,
                                        foreclosures and losses in any trust
                                        fund. Losses from this that are not
                                        covered by a credit enhancement will
                                        be borne, at least in part, by the
                                        holders of one or more classes of
                                        certificates.

Book-entry registration                 Certificates issued in book-entry form
                                        may have only limited liquidity in the
   Limit on liquidity                   resale market, since investors may be
                                        unwilling to purchase certificates for
                                        which they cannot obtain physical
                                        instruments.

   Limit on ability to transfer or      Transactions in book-entry
   pledge                               certificates can be effected only
                                        through The Depository Trust Company,
                                        its participating organizations, its
                                        indirect participants and particular
                                        banks. Therefore, your ability to
                                        transfer or pledge certificates issued
                                        in book-entry form may be limited

   Delays in distribution               You may experience some delay in the
                                        receipt of distributions on book-entry
                                        certificates since the distributions
                                        will be forwarded by the trustee to
                                        The Depository Trust Company for it to
                                        credit the accounts of its
                                        participants. In turn, these
                                        participants will then credit the
                                        distributions to your account either
                                        directly or indirectly through
                                        indirect participants.

Bankruptcy or insolvency may            The seller and the depositor will
affect the timing and amount of         treat the transfer of the loans held
distributions on the certificates       in the trust fund by the seller to the
                                        depositor as a sale for accounting
                                        purposes. The depositor and the trust
                                        fund will treat the transfer of the
                                        loans from the depositor to the trust
                                        fund as a sale for accounting
                                        purposes. If these characterizations
                                        are correct, then if the seller were
                                        to become bankrupt, the loans would
                                        not be part of the seller's bankruptcy
                                        estate and would not be available to
                                        the seller's creditors. On the other
                                        hand, if the seller becomes bankrupt,
                                        its bankruptcy trustee or one of its
                                        creditors may attempt to
                                        recharacterize the sale of the loans
                                        as a borrowing by the seller, secured
                                        by a pledge of the loans. Presenting
                                        this position to a bankruptcy court
                                        could prevent timely payments on the
                                        certificates and even reduce the
                                        payments on the certificates.
                                        Similarly, if the characterizations of
                                        the transfers as sales are correct,
                                        then if the depositor were to become
                                        bankrupt, the loans would not be part
                                        of the depositor's bankruptcy estate
                                        and would not be available to the
                                        depositor's creditors. On the other
                                        hand, if the depositor becomes
                                        bankrupt, its bankruptcy trustee or
                                        one of its creditors may attempt to
                                        recharacterize the sale of the loans
                                        as a borrowing by the depositor,
                                        secured by a pledge of the loans.
                                        Presenting this position to a
                                        bankruptcy court could prevent timely
                                        payments on the certificates and even
                                        reduce the payments on the
                                        certificates.

                                        If the master servicer becomes
                                        bankrupt, the bankruptcy trustee may
                                        have the power to prevent the
                                        appointment of a successor master
                                        servicer. The period during which cash
                                        collections may be commingled with the
                                        master servicer's own funds before
                                        each distribution date for
                                        certificates will be specified in the
                                        applicable prospectus supplement. If
                                        the master servicer becomes bankrupt
                                        and cash collections have been
                                        commingled with the master servicer's
                                        own funds for at least ten days, the
                                        trust fund will likely not have a
                                        perfected interest in those
                                        collections. In this case the trust
                                        might be an unsecured creditor of the
                                        master servicer as to the commingled
                                        funds and could recover only its share
                                        as a general creditor, which might be
                                        nothing. Collections commingled less
                                        than ten days but still in an account
                                        of the master servicer might also be
                                        included in the bankruptcy estate of
                                        the master servicer even though the
                                        trust may have a perfected security
                                        interest in them. Their inclusion in
                                        the bankruptcy estate of the master
                                        servicer may result in delays in
                                        payment and failure to pay amounts due
                                        on the certificates.

                                        Federal and state statutory provisions
                                        affording protection or relief to
                                        distressed borrowers may affect the
                                        ability of the secured mortgage lender
                                        to realize 7upoon its security in
                                        other situations as well. For example,
                                        in a proceeding under the federal
                                        bankruptcy code, a lender may not
                                        foreclose on a mortgaged property
                                        without the permission of the
                                        bankruptcy court. In certain
                                        instances, a bankruptcy court may
                                        allow a borrower to reduce the monthly
                                        payments, change the rate of interest
                                        and alter the mortgage loan repayment
                                        schedule for under-collateralized
                                        mortgage loans. The effect of these
                                        types of proceedings can be to cause
                                        certificates and even to reduce the
                                        aggregate amount of payments on the
                                        loans underlying certificates.

                                The Trust Fund

         This prospectus relates to mortgage pass-through certificates. These certificates may be sold from time to time in one or more series by the depositor, Fleet Mortgage Securities Corp., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The assets of each trust fund will consist of one or more types of the following mortgage assets:

     o a pool of first lien mortgage loans or participation interests in them, secured by one- to four-family residential properties, or

     o private mortgage-backed securities, being other mortgage pass-through certificates or collateralized mortgage obligations evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

         The mortgage assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee and the master servicer for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. See "The Pooling and Servicing Agreement--Matters Regarding the Master Servicer and the Depositor" for, among other things, a description of the master servicer's rights and obligations.

         The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the mortgage assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans, i.e., loans that are not insured or guaranteed by any governmental agency, insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement.

         The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement. The certificates will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. Typically, the mortgage assets of any trust fund will consist of mortgage loans or private mortgage-backed securities but not a combination of them. Mortgage loans acquired by the depositor will generally have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Process." Further details of the mortgage loans are set out in the related prospectus supplement.

         The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates--Advances". The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

         The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement". With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

         The following is a brief description of the mortgage assets expected to be included in the trust funds. If specific information about the mortgage assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of the certificates. A maximum of 5% of the mortgage assets as they will be constituted at the time that the applicable detailed description of mortgage assets is filed will deviate in any material respect from the mortgage asset pool characteristics described in the related prospectus supplement, other than the aggregate number or amount of mortgage loans. A schedule of the mortgage assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Mortgage Loans

         General. The mortgaged properties will be located in any one of the fifty states or the District of Columbia. Mortgage loans with particular loan-to-value ratios or particular principal balances or both may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

         In general, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. However, the related prospectus supplement may specify a different day on which monthly payments will be due. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, which will be specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity -- a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for particular lockout periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or some transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Buydown funds are then applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

         The mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. The mortgaged properties will consist of detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units. These single family properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will at least equal the scheduled term of the loan.

         The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan that the borrower intends to use the property as a primary residence or (ii) a finding that the address of the underlying property is the borrower's mailing address.

         The loan-to-value ratio measures the amount of a mortgage loan as a percentage of the value of the related mortgaged property. It represents the ratio expressed as a percentage, of the original principal balance of the related mortgage loan to the collateral value of the related mortgaged property. Generally, the collateral value of the mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. However, the applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated.

         Conventional loans with particular loan-to-value ratios and/or particular principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the mortgage loans and any secondary financing on the mortgaged properties, as applicable, in a particular mortgage pool to become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

         Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including:

          o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or the applicable cut-off date,

          o the type of property securing the mortgage loans--e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives,

          o    the original terms to maturity of the mortgage loans,

          o the largest principal balance and the smallest principal balance of any of the mortgage loans,

          o the earliest origination date and latest maturity date of any of the mortgage loans,

          o    the loan-to-value ratios at origination,

          o    the maximum and minimum per annum mortgage rates, and

          o    the geographical distribution of the mortgage loans.

If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of the certificates.

Private Mortgage-Backed Securities

         Private mortgage-backed securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, or in some specified portion of the principal and interest distributions, but not all the distributions, on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee. Typically, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

         The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to particular representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a particular date or under other circumstances specified in the related prospectus supplement.

         The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

         The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

          o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

          o some of the characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities including:

               o    the payment features of the mortgage loans,

               o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

               o the servicing fee or range of servicing fees with respect to the mortgage loans, and

               o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          o the maximum original term-to-stated maturity of the private mortgage-backed securities;

          o the weighted average term-to stated maturity of the private mortgage-backed securities;

          o pass-through or certificate rate of the private mortgage-backed securities;

          o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

          o the issuer of private mortgage-backed securities, the private servicer, if other than the issuer of private mortgage-backed securities, and the private trustee for the private mortgage-backed securities;

          o some of the characteristics of credit support, if any, the reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

          o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

          o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

         Private mortgage-backed securities included in the trust fund for a series of certificates that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Mortgage Assets

         Substitution of mortgage assets will be permitted if there are breaches of representations and warranties with respect to any original mortgage asset or if the documentation with respect to any mortgage asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which mortgage assets may be substituted for mortgage assets initially included in the trust fund.

                                Use of Proceeds

         The net proceeds to be received from the sale of the certificates offered by the prospectus and the related prospectus supplement will be applied by the depositor to the purchase of the related mortgage assets. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

         The depositor maintains its principal office at 1333 Main Street, Columbia, South Carolina 29201. Its telephone number is (803) 929-7900.

         The obligations of the depositor with respect to a series of certificates will be limited to assigning its rights in the mortgage assets to the trustee for the series of certificates, obtaining particular representations and warranties as to the mortgage assets from the sellers and assigning to the trustee the depositor's rights with respect to the representations and warranties. However, the applicable prospectus supplement may provide for additional or alternative obligations of the depositor. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets".

         Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                             Mortgage Loan Program

         The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The mortgage loans acquired by the depositor will normally have been originated in accordance with the underwriting criteria specified below. However, you should also refer to the applicable prospectus supplement which may specify additional or different origination criteria.

Underwriting Process

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification may be obtained from an independent source, typically the borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         The underwriting standards applied in some cases allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than having the lender obtain independent verifications from third parties.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors including the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses, other financial obligations and monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance. The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit factors exist.

         In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

         Some of the mortgage loans that may be included in a trust fund may involve additional uncertainties not present in traditional types of loans. For example, some of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans may be underwritten on the basis of a judgement that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Sellers

         Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service those mortgage loans.

Representations by Sellers; Repurchases

         Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The representations and warranties may include, among other things:

          o except in the case of cooperative loans, that title insurance, or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title, or another form of coverage in lieu of title insurance as specified in the related prospectus supplement, and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

          o that the seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission, except as may be provided under the Soldiers' and Sailors' Civil Relief Act of 1940 and except to the extent that any buydown agreement exists for a buydown loan;

          o that each mortgage loan constituted a valid first lien on, or a perfected security interest with respect to, the mortgaged property, subject only to permissible title insurance exceptions, if applicable, and some other exceptions described in the pooling and servicing agreement;

          o that there were no delinquent tax or assessment liens against the mortgaged property; and

          o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of certificates may contain additional or different representations and warranties for the mortgage loans in the related trust fund.

         As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, particular representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if it has actual knowledge of any facts that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

         The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. If the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, or any other time period specified in the related prospectus supplement, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amounts payable as related to servicing expenses if the seller is the master servicer with respect to the mortgage loan. If an election compensation is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the tax code, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may provide that the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates--General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

         Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets".

                        Description of the Certificates

         The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

          o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

          o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

          o information as to the assets comprising the trust fund, including the general characteristics of the mortgage assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

          o the circumstances, if any, under which the trust fund may be subject to early termination;

          o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

          o order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

          o    the distribution dates with respect to the series;

          o additional information with respect to the plan of distribution of the certificates;

          o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

          o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

          o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

          o information as to the seller, the master servicer and the trustee.

         Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued under it and the nature of the related trust fund. A form of pooling and servicing agreement is an exhibit to the registration statement of which this prospectus is a part.

         The following are descriptions of the material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of certificates will describe more fully the provisions of the pooling and servicing agreement relating to the series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement, without exhibits, relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to Fleet Mortgage Securities Corp., 1333 Main Street, Columbia, South Carolina 29201, Attention: Secretary.

General

         The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. The certificates will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The mortgage assets may include mortgage loans that are insured or guaranteed as set forth in the related prospectus supplement but, in general, the mortgage assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

          o the mortgage assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement;

          o the assets required to be deposited in the related certificate account from time to time;

          o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

          o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

         If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the mortgage assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the mortgage assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. A series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the mortgage assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date, which may be monthly, quarterly, semiannually or at other intervals and on the dates specified in the prospectus supplement. Distribution of either or both of principal and interest will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the certificates register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

         The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested, subject to provisions of ERISA or the tax code may result in "prohibited transactions" within the meaning of ERISA and the tax code. See "ERISA Considerations". Each applicable prospectus supplement may identify one or more classes of securities that are restricted from purchases by a plan. The transfer of the certificates will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

         As to each series, an election may be made to treat the related trust fund or designated portions of it as a REMIC as defined in the tax code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if specified conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the tax code. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the tax code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

Distributions on Certificates

         General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

         Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related certificate account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. A prospectus supplement will also describe the method for allocating the distributions among certificates of a particular class.

         Available Funds. All distributions on the certificates of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. Available funds for each distribution date will generally equal the amount on deposit in the related certificate account on the distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in the certificate account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount of each class of certificates entitled to interest at the pass-through rate from the date and for the periods specified in the prospectus supplement. This rate may be a fixed rate or a rate adjustable as specified in the prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of certificates entitled to interest, other than a class of certificates that provides for interest that accrues, but is not currently payable, will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class certificate balance of that class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original class certificate balance of each certificate will equal the aggregate distributions allocable to principal to which that certificate is entitled. Distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for some other purposes.

         With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the class certificate balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify the basis for the distributions of interest on each class of accrual certificates, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the class certificate balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. Afterwards, the class of accrual certificates will accrue interest on its outstanding class certificate balance as so adjusted.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The aggregate class certificate balance of any class of certificates entitled to distributions of principal will be the aggregate original class certificate balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and, (1) in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and (2) in the case of adjustable rate certificates, reduced by the effect of negative amortization, if applicable. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

         If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement--Subordination" in the related prospectus supplement.

         Unscheduled Distributions. If specified in the related prospectus supplement, the certificates may receive distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the mortgage assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the certificate account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

         To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date an amount equal to the aggregate of payments of principal and interest, net of the master servicing fee with respect to the related mortgage loans, on the mortgage assets of the related series that were delinquent on the related determination date. Advances by the master servicer will be made either from its own funds, from funds advanced by sub-servicers or from funds held in the certificate account for future distributions to certificateholders. The master servicer will make advances only if the master servicer determines that the advances will be recoverable out of late payments by obligors on the mortgage assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. Any advances will be reimbursable to the master servicer or a sub-servicer either out of funds held in the certificate account for future distribution to certificateholders or out of recoveries on the specific mortgage assets with respect to which the advances were made, e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement. In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable from the mortgage asset with respect to which the advances were made. If advances are made by, or if reimbursements for prior advances are made to, the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable certificate account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. However, the master servicer will not repay the related trust fund for any reimbursements to it on account of advances that it has determined are not ultimately recoverable from the mortgage assets with respect to which the advances were made.

         The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

Reports to Certificateholders

         Before or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

          o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

          o    the amount of the distribution allocable to interest;

          o    the amount of any advance;

          o the aggregate amount (a) otherwise allocable to the subordinated certificateholders on the distribution date, and
               (b) the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

          o the class certificate balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

          o the percentage of principal payments on the mortgage assets, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

          o the percentage of principal prepayments with respect to the mortgage assets, if any, which each class will be entitled to receive on the following distribution date;

          o the related amount of the servicing compensation retained or withdrawn from the certificate account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

          o    the number and aggregate principal balances of mortgage loans
               (a) delinquent, exclusive of mortgage loans in foreclosure, (i) 1 to 30 days, (ii) 31 to 60 days, (iii) 61 to 90 days and (iv) 91 or more days, and (b) in (iv) 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

          o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

          o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

          o the pass-through rate as of the day before the preceding distribution date; and

          o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and (b) other customary information deemed appropriate for certificateholders to prepare their tax returns.

Categories of Classes of Certificates

         In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed...............................    A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion
                                                     directed class also may receive principal payments from
                                                     principal paid on the underlying mortgage assets or other
                                                     assets of the trust fund for the related series.

Component Certificates ..........................    A class consisting of "components".  The components of a
                                                     class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component
                                                     certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount Certificates.....................    A class having no principal balance and bearing interest on the related notional amount.  The notional amount is used
                                                     for purposes of the determination of interest distributions.

Planned Principal Class or PACs..................    A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                                     assuming two constant prepayment rates for the underlying
                                                     mortgage assets.  These two rates are the endpoints for the
                                                     "structuring range" for the planned principal class.  The
                                                     planned principal classes in any series of certificates may be subdivided into different categories e.g., primary
                                                     planned principal classes, secondary planned principal
                                                     classes and so forth having different effective structuring ranges and different principal payment priorities.  The
                                                     structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class........................    A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                                     designated as a planned principal class or targeted
                                                     principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                                     mortgage assets.  These two rates are the endpoints for the
                                                     "structuring range" for the scheduled principal class.

Sequential Pay...................................    Classes that receive principal payments in a prescribed
                                                     sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or
                                                     after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip............................................    A class that receives a constant proportion, or "strip", of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Support Class
"companion classes"..............................    A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or
                                                     scheduled principal classes.

Targeted Principal Class or TACs.................    A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                                     assuming a single constant prepayment rate for the
                                                     underlying mortgage assets.

Interest Types

Fixed Rate.......................................    A class with an interest rate that is fixed throughout the life of the class.

Floating Rate....................................    A class with an interest rate that resets periodically based upon a designated index and that varies directly with
                                                     changes in the index.

Inverse Floating Rate............................    A class with an interest rate that resets periodically based upon a designated index and that varies inversely with
                                                     changes in the index.

Variable Rate....................................    A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments e.g., the
                                                     mortgage rates borne by the underlying mortgage loans.

Interest Only....................................    A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of
                                                     the trust fund and little or no principal.  Interest only
                                                     classes have either a nominal principal balance or a
                                                     notional amount.  A nominal principal balance represents
                                                     actual principal that will be paid on the class.  It is
                                                     referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an
                                                     interest only class that is not entitled to any
                                                     distributions of principal.

Principal Only...................................    A class that does not bear interest and is entitled to
                                                     receive only distributions of principal.

Partial Accrual..................................    A class that accretes a portion of the amount of accrued
                                                     interest on it.  The accreted interest will not be
                                                     distributed but will instead be added to the principal
                                                     balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  This partial accrual
                                                     without distribution may continue until a specified event
                                                     has occurred or until the partial accrual class is retired.

Accrual..........................................    A class that accretes the full amount of accrued interest on
                                                     it. The accreted interest will not be distributed but will instead be added as principal to the principal balance of
                                                     the class on each applicable distribution date.  This
                                                     accrual without distribution may continue until some
                                                     specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

         On the date set forth in the related prospectus supplement for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below. The related prospectus supplement will specify which method is used. The related prospectus supplement may also specify additional or different basis for determining LIBOR.

LIBO Method

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m., London time on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

         Under this method, LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 1/32%.

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of:

          o LIBOR as determined on the previous LIBOR determination date, or

          o    the reserve interest rate.

          The reserve interest rate shall be the rate per annum which the calculation agent determines to be either:

          o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32% of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

          o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market;
(2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result, expressed as a percentage, out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth above, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method".

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

         (1) savings deposits,

         (2) time deposits.

         (3) FHLBSF advances,

         (4) repurchase agreements, and

         (5) all other borrowings.

Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. The related prospectus supplement may specify additional or different basis for determining and defining Treasury index. The Treasury index for any period means the average of the yield for each business day during the specified period, and for any date means the yield for the date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Prime Rate

         On the date specified in the related prospectus supplement for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent designated in the prospectus supplement will ascertain the prime rate for the related interest accrual period. The related prospectus supplement may specify additional or different basis for determining and defining the prime rate. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error be final and binding.

Book-Entry Certificates

         If so specified in the related prospectus supplement, one or more classes of the certificates of any series will be initially issued through the book-entry facilities of The Depository Trust Company in the United States, or Clearstream or Euroclear in Europe if they are participants of either of those systems, or indirectly through organizations that are participants in either of those systems. Each class of book-entry certificates of a series will be issued in one or more certificates which together equal the aggregate initial class certificate balance of that class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates. The following is a general description of the procedures that will be applicable to any class of book-entry certificates.

         Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book- entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant. Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

         The applicable prospectus supplement may specify when and for what reasons definitive certificates may be issued Typically, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if (1) the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; (2) the depositor, at its sole option, elects to terminate the book-entry system through the depository; or (3) after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository, or a successor to it, is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and the trustee will then recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                              Credit Enhancement


General

         Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the mortgage assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

Subordination

         If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to the mortgage assets will be borne first by the various classes of subordinated certificates and after that by the various classes of senior certificates, in each case under the circumstances and governed by the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the mortgage assets over the lives of the certificates or at any time, the aggregate losses on mortgage assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the mortgage assets or aggregate losses on the mortgage assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

         If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

         As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes:

         (1) in the order of their scheduled final distribution dates,

         (2) in accordance with a schedule or formula,

         (3) in relation to the occurrence of events,

         (4) or by another method as specified in the related prospectus supplement.

As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

         If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will provide limited coverage of losses on mortgage loans in the mortgage pool. Coverage will be in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. Typically, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the mortgage pool insurance policies may cover those claims.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

          o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

          o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

          o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except particular permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of specified amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

         The mortgage pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained from a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or
(2) failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but typically the amount of claims paid will include some of the expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

Special Hazard Insurance Policies

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will provide limited protection to holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by any hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement--Hazard Insurance". No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, governmental action, errors in design, faulty workmanship or materials, except under limited circumstances, nuclear or chemical reaction, flood if the mortgaged property is located in a federally designated flood area, nuclear or chemical contamination and other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

         The applicable prospectus supplement may provide for details of payment coverage of the special hazard insurance policies. Typically, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and particular expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and particular expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         To the extent specified in a prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Bankruptcy Bonds

         If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal bankruptcy code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, specified losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover specified unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

         To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Reserve Fund

         If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

         The reserve fund for a series will be funded:

         (1) by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement;

         (2) by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled;

         (3) or in any other manner specified in the related prospectus supplement.

         Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments which may include:

         (1) obligations of the United States and specified agencies of the United States,

         (2) certificates of deposit,

         (3) specified commercial paper,

         (4) time deposits and bankers acceptances sold by eligible commercial banks, and

         (5) specified repurchase agreements for United States government securities with eligible commercial banks.

         If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Insurance Policies, Surety Bonds and Guaranties

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or on specified classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         (1) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

         (2) paying administrative expenses,

         (3) or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets.

         These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

         If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying mortgage assets will result in over-collateralization.

                      Yield and Prepayment Considerations

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the mortgage assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the mortgage assets in a given mortgage pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of certificates.

         The rate of prepayment on the loans cannot be predicted. If specified in the related prospectus supplement, conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Material Legal Aspects of the Mortgage Loans" for a description of some of the provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the mortgage loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

         Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund and thus effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination".

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the certificates.

         The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments, including principal prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                      The Pooling and Servicing Agreement

         The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the loan-to-value ratio at origination and other specified information.

         The depositor will deliver or cause to be delivered to the trustee, or to the custodian, for each mortgage loan:

          o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

          o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for,

          o an assignment of the mortgage to the trustee in recordable form, and

          o any other security documents as may be specified in the related prospectus supplement or the related pooling and servicing agreement.

Except as may be described in the applicable prospectus supplement, the assignments of the related mortgages to the trustee will not be recorded in connection with the issuance of the certificates.

         In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the MERS(R) System or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit,

         o  the original security agreement,

         o  the proprietary lease or occupancy agreement,

         o  the recognition agreement,

         o  an executed financing agreement, and

         o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee or the custodian will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee or the custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either (1) purchase the related mortgage loan from the trustee at the purchase price or
(2) if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program--Representations by Sellers; Repurchases", neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. This purchase obligation generally constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

         Notwithstanding these provisions, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the tax code.

         Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund--Private Mortgage-Backed Securities". Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

         Payments on Mortgage Assets; Deposits to Certificate Account

         The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related mortgage assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

         o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

         o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained,

         o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity, or

         o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

         The collateral eligible to secure amounts in the certificate account is limited to permitted investments. A certificate account may be maintained as an interest-bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the certificate account as additional compensation and the entity that will be obligated to deposit in the certificate account the amount of any loss immediately as realized. The certificate account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the certificate account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans,

         o all payments on account of interest on the mortgage loans, net of applicable servicing compensation,

         o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure,

         o all proceeds of any mortgage loan or property in respect of any mortgage loan purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program-- Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement--Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement--Termination; Optional Termination",

         o all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance",

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls and

         o all other amounts required to be deposited in the certificate account pursuant to the pooling and servicing agreement.

         The master servicer or the depositor, as applicable, may from time to time direct the institution that maintains the certificate account to withdraw funds from the certificate account for the following purposes:

         o to pay to the master servicer the servicing fees described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds credited to the certificate account,

         o to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts held in the certificate account for future distribution to certificateholders and amounts received that represent late recoveries of payments of principal and interest on the mortgage loan, or insurance proceeds or liquidation proceeds from the mortgage loan with respect to which the advance was made,

         o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable,

         o to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies,

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made,

         o to pay to the master servicer, with respect to each mortgage loan or property that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan,

         o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement,

         o to withdraw any amount deposited in the certificate account that was not required to be deposited in it, and

         o to clear and terminate the certificate account upon termination of the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the certificate account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

Collection Procedures

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive in connection any assumption fee, late payment or other charge with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of this arrangement.

         Generally, where the property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor or obligor, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses. See "Material Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses". The terms of the related mortgage loan may not be changed in connection with an assumption.

         Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Material Legal Aspects of the Mortgage Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

         In general, a "tenant-stockholder", as defined in tax code Section 216(b)(2), of a corporation that qualifies as a "cooperative housing corporation" within the meaning of tax code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specified interest expenses and real estate taxes allowable as a deduction under tax code Section 216(a) to the corporation under tax code Sections 163 and 164. In order for a corporation to qualify under tax code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, among other things, at least 80% of the gross income of the corporation must be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of tax code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under tax code Section 216(b)(1) for any particular year. If a cooperative falls to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under tax code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under tax code
Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of:

         o the maximum insurable value of the improvements securing the mortgage loan, or

         o  the greater of:

            o   the outstanding principal balance of the mortgage loan, and

            o an amount so that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, will be deposited in the related certificate account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related certificate account the amounts that would have been deposited in it but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, but this coverage is limited by the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of some of the uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against some of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies".

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

Forced Placed Insurance

         Mortgage loan documents require the borrower to maintain hazard insurance on the property to protect the lender's or noteholder's security interest in it. In the event the borrower does not maintain hazard insurance on the property, or the insurance is cancelled, the mortgage documents give the right to the lender to force place insurance coverage to protect the collateral and to add the cost of the force placed coverage to the amount due on the note. Typically, the cost of this coverage is significantly higher than the coverage the borrower would be able to purchase from a property and casualty insurer. Additionally, the force placed coverage may not cover the borrower's interest in the property or personal property. To facilitate the placement of force placed insurance coverage, the lender has entered into an arrangement with a force placed insurance provider to place the coverage on the property in the event the primary hazard insurance policy is cancelled or not renewed by the borrower.

Realization Upon Defaulted Mortgage Loans

         Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current ratings of the classes of certificates of the series that have been rated.

         Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of specified expenses, less all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

         Primary mortgage insurance policies reimburse specified losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving specified matters, including (1) fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; (2) failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; (3) physical damage to the mortgaged property; and (4) the related sub-servicer not being approved as a servicer by the primary insurer.

         Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to:

         o  advance or discharge:

            o  all hazard insurance policy premiums, and

            o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees,

         o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

        o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the certificate account, which may be withdrawn as described in this prospectus.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the certificate account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

         If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of specified expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the certificate account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the certificate account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and specified expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

         Application of liquidations proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

         o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan,

         o second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan,

         o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on the mortgage loan, and

         o  fourth, as a recovery of principal of the mortgage loan.

         FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 3% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the loan from the master servicer or any sub-servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan, as adjusted to reimburse the master servicer or sub-servicer for specified costs and expenses and to deduct specified amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

         The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States tax code Section 3703(a), as amended. As of February 1996, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Servicing and Other Compensation and Payment of Expenses

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund.

         As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable certificate account.

         The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

         Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other, including the related pooling and servicing agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of the statement of firms of independent public accountants with respect to the related sub-servicer.

         Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

         Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement.

Matters Regarding the Master Servicer and the Depositor

         The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or its affiliates.

         Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage asset or mortgage assets, except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement, and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

Events of Default

         Events of default under each pooling and servicing agreement will consist of:

         o any failure by the master servicer to deposit in the certificate account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates,

         o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders and continues unremedied for 60 days, or, in the case of a curable breach that the master servicer is diligently attempting to cure, for 90 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate, and

         o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and particular actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The applicable prospectus supplement may describe additional or alternative events of default under the pooling and servicing agreement.

         If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the mortgage assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Event of Default

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66-2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the mortgage assets. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

         No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

         Except as otherwise specified in the related prospectus supplement, each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

             (a) to cure any ambiguity or mistake,

             (b) to correct any defective provision, or to supplement any provision, in the pooling and servicing agreement that may be inconsistent with any other provision in it,

             (c) to add to the duties of the depositor, the seller or the master servicer,

             (d) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or

             (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

         However, no action pursuant to clauses (d) or (e) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

         In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the certificate account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the tax code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

         Except as otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may:

                   (a) reduce in any manner the amount of, or delay the timing of, payments received on mortgage assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

                   (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66-2/3%, or (c) reduce the above percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fall to qualify as a REMIC.

Termination; Optional Termination

         Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the certificate account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of:

         o the final payment or other liquidation of the last of the mortgage assets subject to it or the disposition of all property acquired upon foreclosure of the mortgage assets remaining in the trust fund, and

         o the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining mortgage assets and all property acquired in respect of the mortgage assets.

         Any purchase of mortgage assets and property acquired in respect of mortgage assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual party interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, will only have this right if the principal balance of the related mortgage assets is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for the series. However, if a REMIC election is made with respect to a trust fund, any repurchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the tax code.

The Trustee

         The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                 Material Legal Aspects of the Mortgage Loans

         The following discussion contains summaries, which are general in nature, of particular legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

         The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. A portion of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Having regard to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. The lender will then assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligation under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

         Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders".

         In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

         In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in particular instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. A bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

         The federal tax laws provide priority to particular tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Environmental Risks

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, CERCLA, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties", including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property causing the lender to lose the protection of the secured creditor exclusion has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, in United States v. Fleet Factors Corp., the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, or CERCLA, which took effect on September 30, 1996. It provides that to be deemed to have participated in this management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-today management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties", including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, or RCRA, which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under this subtitle. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

Due-on-Sale Clauses

         Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982, or the Garn-St Germain Act, having regard to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances on which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

         Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

The Title I Program

         General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans. A property improvement loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating these loans, which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease of that property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds - the original balance - of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer, except as collateral in a bona fide loan transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan, whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either the defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and after these two years may do so in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount means an amount equal to 90% of the sum of:

         (1) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing the loan;

         (2) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

         (3)  the uncollected court costs;

         (4)  the attorney's fees not to exceed $500; and

         (5) the expenses for recording the assignment of the security to the United States.

                   Material Federal Income Tax Consequences

         The following discussion is the opinion of Brown & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership and disposition of certificates. The opinion of Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which may be changed either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of
Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

General

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

Non-REMIC Certificates

         If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter I of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Brown & Wood LLP will issue an opinion confirming the above conclusions for each trust fund for which no REMIC election is made.

         a.  Single Class of Certificates

         Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions, as defined in the Code, exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

         Generally, as to each series of certificates:

         o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is "residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section,

         o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section, and

         o a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

         Buydown Loans. Some trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

         Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before this date should be allocated among the principal payments on the mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. However, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan, or an underlying mortgage loan, prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 - i.e., treated the same as obligations issued by corporations. This change could affect the character of any loss, e.g., cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer.

         On December 30, 1997, the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium on the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount", currently Code Sections 1271 through 1273 and 1275, will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Certificates--Certificates Representing Interests in Loans Other Than ARM Loans".

         Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount". The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describe how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods:

         o If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period, or

         o For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

         For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected due to prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest, including OID, includable in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in or after that taxable year.

         Election to Treat All Interest as OID. The OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during or after the year of the election. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Single Class of Certificates--Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

         b. Multiple Classes of Certificates

            1.  Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates:

         o one class of certificates may represent stripped bond certificates, i.e., the right to principal and interest, or principal only, on all or a portion of the mortgage loans, and

         o the second class of certificates may represent stripped coupon certificates, i.e., the right to some or all of the interest on the same mortgage loans.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage loan principal balance, or the certificates are initially sold with a de minimis discount which amount may be calculated without a prepayment assumption, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Certificates--Stripped Bonds and Stripped Coupons".

         Although current authority is not entirely clear, a stripped bond certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount, as calculated for purposes of the OID rules a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Certificates--Accrual of Original Issue Discount". However, a purchaser of a stripped bond certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either (1) the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or (2) no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans.

         The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on the recent IRS guidance, it appears that all payments from a mortgage loan underlying a stripped coupon certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the stripped coupon certificate under the OID rules of the Code.

         Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If the certificate is treated as a single instrument, rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange for them, i.e., treated the same as obligations issued by corporations. This change could affect the character of any loss.

         Holders of stripped bond certificates and stripped coupon certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     2.  Certificates Representing Interests in Loans Other Than ARM Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to: (1) mortgages of corporations originated after May 27, 1969, (2) mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and (3) mortgages of individuals originated after March 2, 1984. Under the OID regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or by the presence of "teaser" rates, i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans, on the mortgage loans.

         OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect certificate representing an interest in ARM Loans likely will be computed as described under "--Accrual of Original Issue Discount". The following discussion is based in part on Treasury regulations issued on January 27, 1994, and amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Tax Reform Act of 1986. These regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and before April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of stripped bond certificates or stripped coupon certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed regulations nor the existing regulations adequately address the issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account of some loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount", will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on the Prepayment Assumption, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of receivables like those the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount".

         Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the daily portions of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates, or the day before each date. This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period, determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption, of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the adjusted issue price of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includable in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, e.g., due to points, will be includable by the holder. Other original issue discount on the mortgage loans, e.g., that arising from a "teaser" rate, would still need to be accrued.

            3.  Certificates Representing Interests in ARM Loans

         The OID regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described under the heading "--Certificates Representing Interests in Loans Other than ARM Loans" and with the OID regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of the deferred interest to the certificate's principal balance will result in additional income, including possibly OID income, to the certificateholder over the remaining life of the certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includable with respect to the certificates.

         c.  Sale or Exchange of a Certificate

         Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period--currently more than one year.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

         d.  Non-U.S. Persons

         Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with specified identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder. Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

         As used in this prospectus, the term U.S. Person means

         o  a citizen or resident of the United States,

         o a corporation or a partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, organized in or created under the laws of the United States or any state or the District of Columbia, unless in the case of a partnership Treasury regulations provide otherwise,

         o an estate, the income of which from sources outside the United States is includable in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include some trusts that can elect to be treated as U.S. Persons.

         Interest paid or accrued on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax; provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement, on Form W-8 or other similar form, signed under penalty of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement, e.g., a Form 1001, signed under penalties of perjury, to that effect.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters were published in the Federal Register on October 14, 1997. In general, the new withholding regulations significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The new withholding regulations generally will be effective for payments made after December 31, 1999, subject to a number of transition rules. The discussion set forth above does not take the new withholding regulations into account. Prospective non-U.S. Persons who own interests in mortgage loans are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

         e.  Information Reporting and Backup Withholding

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability.

REMIC Certificates

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with a number of conditions. Although a REMIC is not generally subject to federal income tax, see, however "--Residual Certificates" and "--Prohibited Transactions and Other Taxes", if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "--Residual Certificates", the Code provides that a trust fund will not be treated as a REMIC for that year and future years. In that event, the entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be (1) Regular Certificates or (2) Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be real estate assets for purposes of Code Section 856(c).

         In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Certificates--Single Class of Certificates". REMIC certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code
Section 856(c)(4)(A), and REMIC certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(4)(A)(ii). REMIC certificates held by some financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes is any obligation, including certificates of participation in an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

         Tiered REMIC Structures. For some series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of these series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as each subsidiary REMIC will each qualify as a REMIC, and the REMIC certificates issued by the master REMIC and each subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the master REMIC and each subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

         Only REMIC certificates, other than the residual interest in any subsidiary REMIC, issued by the master REMIC will be offered under this prospectus. All subsidiary REMICs and the master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.

         a.  Regular Certificates

         General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price". Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID regulations and in part on the provisions of the 1986 Act. The OID regulations generally are effective for debt instruments issued on or after April 4, 1994. Regular Certificateholders should be aware, however, that the OID regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act discussed above provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         The IRS issued final regulations in June 1996 governing the calculation of OID on instruments having contingent interest payments. These regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public, excluding bond houses, brokers, underwriters or wholesalers. The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest". Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate, as described below, during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID regulations.

         Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of super-premium certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible, when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the contingent regulations mentioned above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the super-premium certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of super-premium certificates should be limited to their principal amount, subject to the discussion under "--Accrued Interest Certificates", so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the super-premium certificate. Absent further guidance, the trustee intends to treat the super-premium certificates as described in this prospectus.

         Under the REMIC regulations, if the issue price of a Regular Certificate, other than those based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a super-premium certificate and the rules described under "--Regular Certificates--Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

         Generally, a Regular Certificateholder must include in gross income the "daily portions", as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date, except for the first accrual period which begins on the issue date, and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by:

         o  adding:

            o the present value at the end of the accrual period, determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption, of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption, and

            o any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

         The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease, but never below zero, in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of OID that would have been includable in the gross income of an original Regular Certificateholder who purchased the Regular Certificate at its issue price, less

         o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of particular objective rates matured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

         The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In this case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates", i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans, the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

         Election to Treat All Interest as OID. The OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or future years. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Regular Certificates--Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

         Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder, over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the legislative history of the 1986 Act discussed above will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments, such as the Regular Certificates, that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest, including OID, includable in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or future years.

         Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the legislative history of the 1986 Act discussed above states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         On December 30, 1997, the IRS issued final Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Deferred Interest. Some of Regular Certificates will provide for the accrual of deferred interest with respect to one or more ARM Loans. Any deferred interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the deferred interest are made. It is unclear, under the OID regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate the inclusion. Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

         Effects of Defaults and Delinquencies. Some series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount", any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset", generally, property held for investment, within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includable in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includable in the holder's income.

         The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Some of the Regular Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the closing date for these payment lag certificates and their first distribution date may or may not exceed that interval. Purchasers of payment lag certificates for which the period between the closing date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date and the Regular Certificate provides for a payment of stated interest on the first payment date, and the first payment date is within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID regulations treat interest on payment lag certificates. Therefore, in the case of a payment lag certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

         Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

         Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders". Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates".

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest, including any payment with respect to accrued OID, on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the Regular Certificateholder complies with particular identification requirements, including delivery of a statement, signed by the Regular Certificateholder under penalties of certifying that the Regular Certificateholder is a foreign person and providing the name and address of the Regular Certificateholder. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax which may be reduced under any applicable tax treaty.

         Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         As previously mentioned, the new withholding regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 1999, subject to a number of transition rules. The discussion set forth above does not take the new withholding regulations into account. Prospective non-U.S. Persons who own Regular Certificates are urged to consult their own tax advisor with respect to the new withholding regulations.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability. In addition, prospective investors are encouraged to consult their tax advisors with respect to the new withholding regulations.

         b.  Residual Certificates

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Taxes". Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate that sort of mismatching of income and cash distributions, that is, "phantom income". This mismatching may be caused by the use of required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and other factors. Depending upon the structure of a particular transaction, these factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

         A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The legislative history of the 1986 Act discussed above indicates that some of the adjustments may be appropriate to reduce, or increase, the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than or less than the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "--Sale or Exchange of Residual Certificates". It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC regulations do not provide for these adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "--Regular Certificates--Non-Interest Expenses of the REMIC", other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual certificates or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in it is less than or greater than its principal balance, respectively. Any discount, whether market discount or OID, will be includable in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments on it and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described there will not apply.

         A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates". For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates".

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods, but not otherwise. The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates but generally the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

         In the case of individuals, or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds an applicable amount will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the applicable amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and some pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

         Excess Inclusions. A portion of the income on a Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, see "--Tax-Exempt Investors"; and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons". An exception to the excess inclusion rules that applied to thrifts holding particular residuals was repealed by the Small Business Tax Act of 1996.

         Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased, but not below zero, by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income within the meaning of Code Section 857(b)(2), excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and some cooperatives are subject to similar rules.

         Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

         Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate, except that the recognition of loss may be limited under the "wash sale" rules. A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased, but not below zero, by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received on it by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" as defined in Code
Section 7701(i) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" and prohibits deducting any loss with respect to prohibited transactions. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, some of the contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. No trust fund for any series of certificates will accept contributions that would subject it to this contributions tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from:

         o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds, or

         o the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC will not be subject to any prohibited transactions tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

         Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

         Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--
Excess Inclusions".

                  Non-U.S. Persons

         Amounts paid to Residual Certificateholders who are not U.S. persons --see "--Regular Certificates--Non-U.S. Persons" are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates", but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Residual Certificates--Excess Inclusions". If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax for example, where the Residual Certificates do not have significant value. See "--Residual Certificates--Excess
Inclusions". If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates".

Tax-Related Restrictions on Transfers of Residual Certificates

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization". The amount of the tax equals the product of an amount as determined under the REMIC regulations equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities, provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency, any organization, other than some farmers cooperatives, generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and some cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of the entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships, generally with 250 or more partners, will be taxable on excess inclusion income as if all partners were disqualified organizations.

         To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

         Noneconomic Residual Certificates. The REMIC regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a U.S. Person as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Material Federal Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons", except that entities or individuals that would otherwise be treated as non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code
Section 882, income effectively connected with a U.S. trade or business. A Noneconomic Residual Certificate is any Residual Certificate, including a Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have that knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form 4224 and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           State Tax Considerations

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                             ERISA Considerations

         The following describes a number of considerations under ERISA and the tax code, which apply only to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the tax code that are applicable to them.

         ERISA imposes requirements on employee benefit plans subject to ERISA and the tax code imposes requirements on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested and on persons who bear specified relationships to Plans or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan, subject to exceptions not here relevant. Some employee benefit plans, such as governmental plans as defined in ERISA Section 3(32) and, if no election has been made under Section 410(d) of the tax code, church plans as defined in ERISA Section 3(33), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under tax code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in tax code
Section 503.

         On November 13, 1986, the United States Department of Labor issued final regulations concerning the definition of what constitutes the assets of a Plan--Labor Reg. Section 2510.3-101. Under this regulation, the underlying assets and properties of corporations, partnerships and some other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in particular circumstances.

         However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the tax code prohibit a broad range of transactions involving Plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under tax code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules and from the excise tax imposed under tax code Section 4975 specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of the certificates. PTE 83-1 permits, subject to particular conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinated certificates. Accordingly, no transfer of a subordinated certificate generally may be made to a Plan.

         The discussion in this and the next paragraph applies only to Single Family Certificates. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (1) certificates issued in a series consisting of only a single class of certificates and (2) senior certificates issued in a series in which there is only one class of senior certificates; provided, that the certificates in the case of clause
(1), or the senior certificates in the case of clause (2), evidence the beneficial ownership of both a specified percentage of future interest payments, greater than zero percent, and a specified percentage, greater than zero percent, of future principal payments on the mortgage loans. It is not clear whether a class of certificates that evidences the beneficial ownership in a trust fund divided into mortgage loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of certificates entitled to receive payments of interest and principal on the mortgage loans only after payments to other classes or after the occurrence of specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption:

         o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing the loans and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan,

         o the existence of a pool trustee who is not an affiliate of the pool sponsor, and

         o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates in a series issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described in this prospectus --that subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above-- with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the mortgage loans or the principal balance of the largest mortgage loan. See "Description of the Certificates". In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The DOL has granted to a number of underwriters Underwriter Exemptions. While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

         o the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party,

         o the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund,

         o the certificates acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories from S&P, Moody's, Duff & Phelps or Fitch,

         o the trustee is not an affiliate of any other member of the Restricted Group,

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection with providing those services, and

         o the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

         The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools,

         o certificates in other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or Duff & Phelps for at least one year before the Plan's acquisition of certificates, and

         o certificates evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions generally provide relief from some self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary or its affiliate is an obligor provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group,

         o the fiduciary or its affiliate is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust,

         o the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition, and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Underwriter Exemptions do not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

         On July 21, 1997, DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to specified mortgage-backed and asset-backed securities transactions using prefunded accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all obligations be either identified or transferred on or before the closing date. The relief is available when the specified conditions are met.

         The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered as to which it is expected that an Underwriter Exemption will apply.

         Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the tax code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the tax code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               Legal Investment

         The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico. Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities", the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security".

         All depository institutions considering an investment in the certificates, whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security", should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities to the extent adopted by their respective regulators, setting forth, in relevant part, some securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase, and at stated intervals after purchase, whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase, or retention, of this product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of some investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                            Method of Distribution

         Certificates are being offered by this prospectus and by the related prospectus supplement in series from time to time, each series evidencing a separate trust fund, through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters,

         o by agency placements through one or more placement agents primarily with institutional investors and dealers, and

         o by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect of those liabilities.

         If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                 Legal Matters

         The validity of the certificates, including federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Brown & Wood LLP, San Francisco, California, and if specified in the prospectus supplement, Randal D. Shields, Secretary of Fleet Mortgage Securities Corp.

                             Financial Information

         A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    Rating

         It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                      Where You Can Find More Information

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates, contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. You may inspect and obtain copies of, at prescribed rates, the Registration Statement and exhibits at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC a 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

                Incorporation of Certain Documents by Reference

         The SEC allows information filed with it regarding the depositor or each trust fund to be incorporated by reference into this prospectus. This means that the depositor and each trust fund can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supersedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or on behalf of each trust fund before the termination of the offering of certificates issued by that trust will be incorporated by reference into this prospectus.

         The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus. However, the trustee will not provide exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement. All reports filed with the SEC for each trust fund may be obtained from the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.

                                   Glossary

         "1986 Act" means the Tax Reform Act of 1986.

         "ARM Loans" means mortgage loans other than mortgage loans with interest to a certificate that adjust periodically.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "MERS" means Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc..

         "OID" means with respect to any certificate, "original issue discount" under the Code with respect to the issuance of that security.

         "Parties in Interest" means persons who bear specified relationships to Plans.

         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Prepayment Assumption" means, for federal income tax purposes and any certificate, the rate of prepayment assumed in pricing the certificate.

         "Regular Certificate" means certificates that are designated as "regular interests" in a REMIC in accordance with the Code.

         "Regular Certificateholder" means a holder of one or more Regular Certificates.

         "REMIC" means a "real estate mortgage investment conduit" under the Code.

         "Residual Certificate" means certificates that are designated as "residual interests" in a REMIC in accordance with the Code.

         "Residual Certificateholder" means a holder of one or more Residual Certificates.

         "Restricted Group" means the seller, the underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties.

         "Single Family Certificates" means certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes.

         "Stripped ARM Obligations" means the certificates attributable to ARM Loans.

         "Underwriter Exemption" means individual administrative exemption granted by the DOL to an underwriter from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:


           SEC Registration Fee..................................  $       **
           Trustee's Fees and Expenses...........................          **
           Printing and Engraving................................          **
           Legal Fees and Expenses...............................          **
           Blue Sky Fees.........................................          **
           Accounting Fees and Expenses..........................          **
           Rating Agency Fees....................................          **
           Miscellaneous.........................................          **

           Total.................................................  $       **
                                                                   ==========

---------------
* All amounts, except the SEC Registration Fee, are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of Securities in an aggregate principal amount assumed for these purposes to be equal to $_____ of Securities registered hereby.


**       To be filed by amendment.




Item 15. Indemnification of Directors and Officers.

         Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16. Exhibits.

         (a)      Financial Statements:

                  None.

         (b)      Exhibits:

         1.1      Form of Underwriting Agreement.*
         3.1      Restated Certificate of Incorporation of the Registrant.*
         3.2      By-laws of the Registrant.*
         4.1      Forms of Pooling and Servicing Agreement.*
         4.2      Form of Trust Agreement.*
         4.3      Form of Indenture.*
         5.1      Opinion of Brown & Wood LLP as to legality of the Securities.*
         8.1      Opinion of Brown & Wood LLP as to certain tax matters.*
         10.1     Form of Mortgage Loan Purchase Agreement.*
         23.1 Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto).*
         24.1     Powers of Attorney (included on Page II-4).

--------------------
*        To be filed by amendment.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, South Carolina, on the 17th day of August, 2000.

                                            FLEET MORTGAGE SECURITIES CORP.


                                            By:    /s/ A. William Schenck
                                               --------------------------------
                                               Name:  A. William Schenck
                                               Title:  Chairman of Board



                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patricia Evans, E. Patrick Cutler, William B. Naryka, Jack D. Myers, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                      Title                                    Date
             ---------                                      -----                                    ----
/s/ A. William Schenck                Director and Chairman of Board (Principal          August 17, 2000
--------------------------            Executive Officer)
    A. William Schenck

/s/ Michael J. Torke                  Director and President                             August 17, 2000
--------------------------
    Michael J. Torke

/s/  E. Patrick Cutler                Director and Executive Vice President              August 17, 2000
--------------------------
     E. Patrick Cutler

/s/ William B. Naryka                 Director, Chief Financial and Accounting Officer   August 17, 2000
---------------------------           and Treasurer
     William B. Naryka
